Securities Purchase Agreement

Spyglass Energy Group, LLC

By and Between

Nadel and Gussman, LLC,

Charles W. Wickstrom,

Shane E. Matson,

As Sellers

And

Bandolier Energy, LCC,

As Purchaser

Effective as of January 1, 2014

Table of Contents

Section

1.	Agreement of Sale and Purchase of the Membership Interests	1

2.	Purchase Price; Closing	1

3.	Inspection and Acceptance of Assets; Disclaimer of Warranties	5

4.	Sellers’ Representations And Warranties	6

5.	Sellers’ Representations and Warranties Concerning the Company	7

6.	Purchaser’s Representations and Warranties	13

7.	Independent Evaluation; Access	14

8.	Operation of Business	15

9.	Other Covenants	16

10.	Conditions to Proceed with Closing	20

11.	Actions to be Taken At Closing	22

12.	Expiration of Representations, Warranties and Covenants	23

13.	Release and Indemnification	23

14.	Termination of Agreement	27

15.	General Provisions	27

16.	Definitions	30

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Table of Contents

Section

Exhibits, Schedules and Closing Deliverables

Exhibit A	Sellers, Membership Interests, Distribution Amounts and Sharing Ratios
Exhibit B	Assets, Leases and Wells
Exhibit C	Form of Spousal Consent
Exhibit D	Map of Prospect Interests Area
Exhibit E	Form of Assignment of Membership Interests
Exhibit F	Company Certificate of Good Standing and Form of Incumbency Certificate
Exhibit G	Form of Disclaimers and Stipulations of Interest
Exhibit H	Form of Transition Services Agreement
Exhibit I	Form of Sellers’ Closing Tax Certificates

Schedule 2(c)(iii)(C)	Oil in the Tanks
Schedule 2(c)(vii)	Preliminary Settlement Statement
Schedule 4(b)	Required Authorizations and Consents
Schedule 5(a)	Company Governing Documents
Schedule 5(e)	Events Subsequent to Effective Date
Schedule 5(h)	Material Agreements
Schedule 5(i)	Litigation Proceedings
Schedule 5(k)	Insurance Policies and Bonds
Schedule 5(p)	Preferential Rights and Restrictions on Transfer
Schedule 5(u)	Additional Liabilities
Schedule 5(v)	Environmental Matters
Schedule 5(x)	Equitable and Beneficial Interests
Schedule 8(g)	Excluded Assets
Schedule 10(b)(ii)	Sellers’ Closing Certificates
Schedule 10(c)(ii)	Purchaser’s Closing Certificate
Schedule 10(c)(iii)	Purchaser’s Evidence of Insurance and Bonds

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made and entered into this ___ day of May, 2014 effective as of January 1, 2014 (“Effective Date”), among the parties identified on Exhibit A (collectively, the “Sellers”, and individually a “Seller”); Spyglass Energy Group, LLC, an Oklahoma limited liability company (“Company”); and Bandolier Energy, LLC, a Delaware limited liability company (“Purchaser”). The Sellers, the Company and the Purchaser are each sometimes referred to herein as a “Party” and are sometimes collectively referred to herein as the “Parties”.

RECITALS

A. The Sellers own all of the issued and outstanding membership interests, units, warrants, options and any other rights to acquire membership interests in the Company (collectively, the “Membership Interests”), such Membership Interests being owned by the Sellers in the respective amounts set forth next to the Sellers’ names on Exhibit A.

B. The Purchaser desires to purchase all, and not less than all, of the Membership Interests, and the Sellers desire to sell all, and not less than all, of the Membership Interests for the Aggregate Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Agreement of Sale and Purchase of the Membership Interests. Subject to the terms and conditions contained in Sections 2 and 10 below, the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers, the Membership Interests as of the Effective Date.

2. Purchase Price; Closing.

(a) Purchase Price. Subject to the terms and conditions contained in this Agreement, on the Closing Date, the Purchaser shall pay to the Sellers, in the aggregate, an amount equal to Nine Million Dollars ($9,000,000) (the “Aggregate Purchase Price”), subject to adjustment as provided in Section 2(c). The Aggregate Purchase Price as adjusted pursuant to Section 2(c) is herein referred to as the “Adjusted Purchase Price”.

(b) Performance Deposit. On or before the date that this Agreement is fully executed by all Parties, Purchaser shall pay, by wire transfer of immediately available funds to Sellers’ designated account, the sum of Four Hundred Fifty Thousand Dollars ($450,000) (the “Performance Deposit”). If the Closing occurs, the Performance Deposit shall be applied as a credit toward the Preliminary Adjusted Purchase Price on the Preliminary Settlement Statement. If the Closing does not occur solely as a result of the breach by Purchaser of the terms of this Agreement and there has been no breach by Sellers of the terms of this Agreement, the Sellers shall have the right, as their sole remedy, to retain the Performance Deposit as liquidated damages (and not as a penalty). The Parties acknowledge and agree that the actual damages for such a breach would be difficult or impossible to ascertain with reasonable certainty, and that the Performances Deposit would be a reasonable liquidated damages amount. If the closing does not occur for any other reason (other than Purchaser’s breach), the Performance Deposit shall be immediately returned to Purchaser.

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(c) Adjustments to Aggregate Purchase Price. The Aggregate Purchase Price shall be adjusted to arrive at the Adjusted Purchase Price according to this Section 2(c) without duplication.

(i) For the purposes of this Agreement:

(A) “Property Costs” means all capital expenses pertaining to the Assets (including costs incurred subsequent to the Effective Date and prior to the Closing Date for drilling, developing, completing, equipping and plugging and abandoning Wells), insurance costs, other expenses, joint interest billings, lease operating expenses, lease rental and maintenance costs, royalties, overriding royalties, leasehold payments, severance Taxes, drilling expenses, workover expenses, geological, geophysical and any other exploration or development expenditures chargeable under applicable operating agreements or other agreements consistent with the standards established by the Council of Petroleum Accountants Society that are attributable to the maintenance and operation of the Assets; provided, however, that for purposes of this Agreement, the following costs shall not be included in this calculation: the Lease Bonus Payment made to the BIA for and on behalf of the Osage Tribe on January 27, 2014, in the amount of $$640,000.00.

(B) For purposes of allocating production (and proceeds and accounts receivable with respect thereto) to the Assets, under this Section 2(c), (1) the term “incurred” shall be interpreted in accordance with Council of Petroleum Accountants Society standards, except as otherwise specified herein, (2) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Assets when they pass through the pipeline connecting into the storage facilities into which they are run; and (3) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Assets when they pass through the royalty measurement meters, delivery point sales meters or custody transfer meters on the gathering lines or pipelines through which they are transported (whichever meter is closest to the well).

(ii) Proration of Costs and Revenues.

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(A) All proceeds from the sale of any production of Hydrocarbons from or attributable to the Assets prior to the Effective Date (net of (A) all amounts payable as royalties, overriding royalties, net profits interests and other similar burdens on or measured by production; and (B) all applicable severance Taxes) shall be the property of the Sellers, and in the event the Company receives any of those proceeds after the Closing (or before the Closing if the Aggregate Purchase Price has not been adjusted therefor), Purchaser will cause the Company to remit those proceeds to Sellers within 45 days after such receipt, or the Aggregate Purchase Price shall be increased by such amount if received prior to Closing. All proceeds from the sale of any production of Hydrocarbons from or attributable to the Assets on or subsequent to the Effective Date (net of (1) all amounts payable as royalties, overriding royalties, net profits interests and other similar burdens on or measured by production; and (2) all applicable severance Taxes shall be the property of the Company for the benefit of Purchaser, and in the event Sellers receive any of those proceeds after the Closing (or before the Closing if the Aggregate Purchase Price has not be adjusted therefor), Sellers will remit those proceeds to the Company for the benefit of the Purchaser within 45 days after such receipt, or the Aggregate Purchase Price shall be reduced by such amount if received prior to Closing.

(B) The Company shall be responsible for all costs and expenses that are attributable to the Assets, including without limitation Property Costs, incurred prior to the Effective Date, and the Aggregate Purchase Price shall be decreased by those costs and expenses to the extent any of those costs and expenses are not paid by the Company or the Sellers before the Closing. Purchaser shall be responsible for all costs and expenses that are attributable to the Assets, including without limitation Property Costs incurred on or after the Effective Date, and the Aggregate Purchase Price shall be increased by those costs and expenses to the extent any of those costs and expenses are paid by the Company or the Sellers before the Closing.

(iii) Upward Adjustments. In addition to the adjustments called for in Section 2(c)(ii) above, the Aggregate Purchase Price shall be adjusted upward by the following:

(A) an amount equal to (1) all direct and actual expenses attributable to the Assets, including without limitation Property Costs, incurred by or for the benefit of the Company, (2) all royalties, overriding royalties, net profit interests and similar burdens on or measured by production, and (3) all applicable severance Taxes, in each case attributable to the Assets from and after the Effective Date that were paid by the Company or the Sellers;

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(B) an amount equal to all prepaid expenses (including pre-paid bonuses, rentals, cash calls and advances to operators for expenses not yet incurred, prepaid Taxes, and scheduled payments) attributable to the ownership or operation of the Assets from and after the Effective Date that were incurred and paid by the Company or the Sellers, and;

(C) an amount equal to the value of all oil in the storage tanks for the Wells at the Effective Date, calculated and as set forth in Schedule 2(c)(iii)(C); and

(D) any other amount expressly provided for in this Agreement or otherwise agreed to in writing by the Parties.

(iv) Downward Adjustments. In addition to the adjustments called for in Section 2(c)(ii) above, the Aggregate Purchase Price shall be adjusted downward by the following:

(A) an amount equal to (1) all direct and actual expenses attributable to the Assets, including without limitation Property Costs, incurred and by the Company, (2) all royalties, overriding royalties, net profit interests and similar burdens on or measured by production, and (3) all applicable severance Taxes, in each case attributable to the Assets prior to the Effective Date that were paid by the Purchaser;

(B) an amount equal to all prepaid expenses (including pre-paid bonuses, rentals, cash calls and advances to operators for expenses not yet incurred, prepaid Taxes, and scheduled payments) attributable to the ownership or operation of the Assets prior to the Effective Date that were incurred and paid by the Purchaser, and;

(C) any other amount expressly provided in this Agreement or otherwise agreed to in writing by the Parties.

(v) Other Adjustments. The Aggregate Purchase Price may also be adjusted by the written agreement of the Parties with respect to the costs, expenses and revenues associated with the Excluded Assets between the Effective Date and the Closing Date.

(vi) Performance Deposit. The Adjusted Purchase Price shall be adjusted downwards as provided in Section 2(b) to give effect to the Performance Deposit having been previously paid by Purchaser.

(vii) Preliminary Settlement Statement. On or before the day that is five Business Days prior to Closing, Sellers shall deliver to Purchaser a statement in the form of Schedule 2(c)(vii) (the “Preliminary Settlement Statement”) setting forth Sellers’ good faith calculations of the adjustments to the Aggregate Purchase Price set forth in Section 2(c) (the Aggregate Purchase Price, as so adjusted “Preliminary Adjusted Purchase Price”), prepared in good faith using the best information reasonably available to Sellers at the Closing Date, along with such data in Sellers’ possession as is reasonably necessary to support such calculations. The Preliminary Settlement Statement also shall set forth Sellers’ designated accounts for purposes of Purchaser’s payment of the Adjusted Purchase Price. The Parties shall attempt to agree in writing upon the Adjusted Purchase Price prior to Closing, and in the event the Parties cannot agree upon the Adjusted Purchase Price prior to Closing, Purchaser shall pay the Preliminary Adjusted Purchase Price to Sellers at Closing, and the Parties shall engage in good faith negotiations to agree on the Adjusted Purchase Price. If the Adjusted Purchase Price is not agreed to by the Parties within 30 days after the Closing Date, the dispute shall be submitted to arbitration in accordance with Section 15(f). Within 10 Business Days after final agreement or determination of the Adjusted Purchase Price, (A) the Purchaser shall pay to the Sellers, based upon their Sharing Ratios, the amount (if any) by which the Adjusted Purchase Price exceeds the Preliminary Adjusted Purchase Price paid to the Sellers at Closing, or (B) the Sellers shall pay, based upon their Sharing Ratios, the amount (if any) by which the Preliminary Adjusted Purchase Price paid to the Sellers at Closing exceeds the Adjusted Purchase Price.

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(d) Closing. The closing of this transaction shall be held at 9:00 a.m. on May 22, 2014, or, if the conditions set forth in Section 10 have not been satisfied by that date, two Business Days after the date on which the last of the conditions set forth in Section 10 shall have been satisfied or waived, in the offices of the Company at 15 East 5th Street, Suite 3400, Tulsa, Oklahoma 74103, or at such other time, place or method to be mutually agreed upon by the Parties (the “Closing” or “Closing Date”).

3. Inspection and Acceptance of Assets; Disclaimer of Warranties. Prior to the execution of this Agreement, Purchaser has been given full access and opportunity to complete and has completed its due diligence investigation of the Company and the Assets, including physical and environmental inspections of the Wells (including without limitation a Phase I Environmental Assessment and equipment inventory) and to visit with Company personnel, including Matson, who is an executive officer of Purchaser and who is also a Seller. Matson was actively involved on behalf of the Company in the development and operation of the Assets. Matson participated in Purchaser’s due diligence investigation and also aided Sellers in preparing the Schedules to this Agreement. Except for the representations, warranties and covenants of the Sellers set forth in Section 4, and the special warranty of title set forth in Section 9(i), Purchaser acknowledges that the Assets are being sold “as is, where is” and with all faults, and Purchaser waives for all purposes all objections associated with the condition (environmental, physical, contractual or otherwise) of the Assets, and Purchaser assumes all risks of any kind whatsoever relating to the Assets including, without limitation, risks of changes in condition to the Assets, changes in law, and physical and environmental conditions. Purchaser further acknowledges, except for the representations, warranties and covenants of the Sellers set forth in Section 4, and the special warranty of title set forth in Section 9(i), as follows:

(a) NEITHER SELLERS, THE COMPANY NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES, NOR ANY PERSON ACTING ON BEHALF OF SELLERS OR THE COMPANY, HAS MADE, AND SELLERS AND THE COMPANY HEREBY EXPRESSLY DISCLAIM AND NEGATE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PATENT OR TRADEMARK INFRINGEMENT, AND ANY AND ALL OTHER IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW).

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(b) SELLERS AND THE COMPANY HEREBY EXPRESSLY NEGATE AND DISCLAIM, AND PURCHASER HEREBY WAIVES AND ACKNOWLEDGES THAT NONE OF THE SELLERS, THE COMPANY, THEIR RESPECTIVE REPRESENTATIVES, AND NO PERSON ACTING ON BEHALF OF SELLERS OR THE COMPANY, HAS MADE, AND PURCHASER IS NOT RELYING UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR OTHER ASSURANCE RELATING TO (I) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR VERBAL), NOW, HERETOFORE, OR HEREAFTER FURNISHED TO PURCHASER BY OR ON BEHALF OF SELLERS OR THE COMPANY, OR (II) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GEOLOGICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS, THE QUALITY, QUANTITY, RECOVERABILITY OR COST OF RECOVERY OF ANY HYDROCARBON RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, OR THE ABILITY TO SELL OR MARKET ANY HYDROCARBONS AFTER THE CLOSING.

4. Sellers’ Representations And Warranties. Each Seller hereby severally and not jointly represents and warrants to Purchaser, with respect to itself/himself/herself, as of the date hereof and at Closing as follows:

(a) Organization and Standing. To the extent Seller is a corporation, partnership, limited liability company, trust or other entity formed under the laws of any state, Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and in such other jurisdictions necessary for the consummation of this Agreement.

(b) Power. Seller has all requisite power and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, violate, or be in conflict with, any provision of its governing documents, to the extent applicable. Except as set forth in Schedule 4(b), Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any third party or any governmental authority in order to execute and deliver this Agreement or consummate the transactions contemplated hereby, except for such authorizations, consents or approvals as shall have been obtained or such notices or filings as shall have been accepted before the Closing Date.

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(c) Authorization and Enforceability. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite actions of the Seller. This Agreement constitutes the legal, valid and binding obligation of the Seller and is enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors generally, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) Title to Membership Interests. Seller owns the Membership Interests indicated in Exhibit A, and at Closing, will convey to Purchaser good and marketable title to the Membership Interests free and clear of any and all liens, mortgages, claims, encumbrances, pledges or security interests and all other defects of title, adverse claims or other matters whatsoever (other than those arising under federal and state securities laws).

(e) Brokers’ Fees. Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which the Purchaser or the Company shall have any responsibility.

5. Sellers’ Representations and Warranties Concerning the Company. Each Seller severally and not jointly represents and warrants to the Purchaser as of the date hereof and at Closing as follows:

(a) Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma set forth on Schedule 5(a) is a complete listing of the Certificate or Articles of Organization and the Operating Agreement of the Company, and all amendments thereto, copies of which have previously been made available to the Purchaser.

(b) Power. The Company has all requisite power and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not: (i) violate or conflict with any provision of its Certificate or Articles of Organization or Operating Agreement, as amended from time to time; (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation as in effect at the Closing Date to which the Company is subject; or (iii) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel or receive any payment under, require any notice of consent under, or result in the imposition of any lien, claim or encumbrance upon any of the Assets under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party, by which the Company is bound or to which the Assets are subject.

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(c) Capitalization. All outstanding Membership Interests have been validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any contract binding upon the Company and were issued in compliance with all governing documents of the Company. There are no outstanding subscriptions, options, warrants, conversion rights, convertible securities, preemptive rights, preferential rights (contractual or otherwise), “phantom” stock rights, or agreements, understandings or arrangements of any kind relating to equity securities, obligating the Company to issue or sell any Membership Interests now or in the future. At Closing, the Purchaser will acquire all of the issued and outstanding Membership Interests of the Company.

(d) Financial Information. All financial information which has been provided to Purchaser with respect to the Company has been, and is, true and correct in all respects, and while not maintained or prepared in accordance with GAAP are complete and accurate. Other than the Tax Returns and associated work papers, such financial information is limited to the Assets. Except for lease operating statements reflecting operating income and expenses for the Assets (which is reported on an 8/8ths basis), such financial information (including the Tax Returns) is further limited to the Company’s 39.149128% interest in the Assets which it owned immediately prior to the Effective Date and prior to acquiring the remaining aggregate 60.850872% interests of other Persons in and to the Assets. Purchaser acknowledges that much of the financial information is comprised of raw data derived from the Company’s accounting records.

(e) Events Subsequent to Effective Date. Except as set forth in the financial information provided to Purchaser or on Schedule 5(e), since the Effective Date there have not been any changes in the Assets, condition, affairs (financial or otherwise) or business prospects of the Company, in each case limited to the Assets, which have had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(f) Legal Compliance. The Company: (i) to the Knowledge of Sellers, is in compliance with all applicable federal, state, local, tribal or foreign laws (including statutes, rules, regulations, codes, plans, writs, injunctions, judgments, orders, decrees, rulings, and charges thereunder) in effect as of the Closing Date (collectively, “Laws”); (ii) has not received any notice, charge, claim or action of any filed, commenced or to the Knowledge of Sellers threatened action alleging any violation of Laws; and (iii) has not received any notice that any permit, license, certificate of authority, order and approval of, all federal, state, local, tribal and foreign regulatory bodies required as of the Closing Date for the Company to carry on its current operations in the Ordinary Course of Business (collectively, “Permits”) will be terminated or modified or cannot be renewed in the Ordinary Course of Business, and Sellers have no Knowledge of any reasonable basis for any such termination, modification or non-renewal.

(g) Tax Matters. To the Knowledge of Sellers,

(i) the Company has filed timely with the appropriate taxing authorities all Tax Returns required to be filed by the Company; each such Tax Return is true, correct and complete in all material respects; and all Taxes of the Company that are due and payable through and including the Effective Date, have been timely paid in full;

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(ii) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or threatened with respect to the Company with respect to a liability for Taxes or with respect to any Tax Return; no deficiency for any Tax has been assessed with respect to the Company which has not been paid in full; and there are no liens for Taxes upon the Assets other than liens for Taxes not yet due and payable;

(iii) the Company has withheld all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party;

(iv) there are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company;

(v) the Company is not a party to, is not bound by, and does not have any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement; the Company does not have any potential liabilities or obligations to any Person as a result of, or pursuant to, any such agreement, contract or arrangement; and the Company does not have any liability for Taxes of another Person by contract or otherwise;

(vi) the Company is, and has been since its inception, classified as a partnership for federal Tax purposes under Treasury Regulations Sections 301.7701-2 and -3, and any comparable provision of applicable law of state and local jurisdictions that permit such treatment; and

(vii) the Sellers shall, at Sellers’s sole cost and expense, cause all state and federal income Tax Returns for the Company for calendar year 2013 to be timely filed (as extended), and shall promptly provide copies thereof (together with all schedules thereto) to the Company. Sellers shall provide Purchaser with copies of all associated work papers, schedules and accounting records necessary to support the 2013 Tax Return.

(h) Material Agreements. Schedule 5(h) lists: (i) the Concession Agreement and the Leases; (ii) all agreements and contracts (whether oral or written) with Persons who are or will be Affiliates of the Company or Affiliates of the Sellers immediately prior to Closing that will be binding on the Company or the Assets after Closing; (iii) agreements for the sale or purchase of Hydrocarbons produced from or attributable to the Assets; (iv) instruments that create any area of mutual interest, or that materially restrain, limit or impede the Company’s ability to compete with or conduct its business as currently conducted, including geographic limitations on the Company’s activities, in each case limited to the Assets; (v) contracts to which the Company is a party, the performance of which will involve consideration in excess of $50,000 per year; or (vi) any other agreement not described in (i) through (v) above the existence or loss of which has had or would be reasonably likely to have a Material Adverse Effect on the Company (collectively, the “Material Agreements”). Additionally, all of the Material Agreements are still in effect and there has been no notice of termination from any third party or their affiliate. With respect to each Material Agreement, the Company is not in material breach or default of the terms and conditions of any Material Agreement.

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(i) Litigation. Except as set forth on Schedule 5(i) (which are part of the Retained Liabilities), (A) there is no action, suit, proceeding, hearing, audit, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, or regulatory, in law or in equity, by or before any court or quasi-judicial or administrative agency of any jurisdiction or arbitrator (“Proceeding”) pending, or, to the Knowledge of Sellers, threatened, against, relating to or naming as a party thereto the Company, any of the Assets or any of the Company’s members, managers or officers (in their capacities as such), (B) there is no agreement, order, judgment, decree, injunction or award of any governmental authority or arbitrator against and/or binding upon the Company, any of the Assets or any of the Company’s members, managers or officers (in their capacities as such), and (iii) there is no Proceeding that the Company has pending against other Persons.

(j) Brokers’ Fees. The Company has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which the Purchaser or the Company shall have any responsibility.

(k) Insurance. Schedule 5(k) describes all contracts of insurance and bonds maintained by or for the benefit of the Company, which are in full force and effect, and all premiums due and owing in connection with such policies have been paid. To the Knowledge of Sellers, the Company has given notice or has otherwise presented every material claim known to the Company to be covered by insurance under its insurance policies or contracts in a timely fashion, except for policies directly related to the Assets and set forth on Schedule 5(k). Each of the policies will terminate as of the Closing Date, and Purchaser will be required to have replacement policies in place prior to the Closing.

(l) Employee Benefit Plans. The Company has no Benefit Plans, and the Company has made no agreement with any Person including, but not limited to, any employee, manager, officer or any Seller, regarding the Tax treatment of the Membership Interests.

(m) Hedging Transactions. The Company has no obligations in respect of any futures, hedges, swaps, collars, puts, calls, floors, caps, options, forward sales, forward purchases or other contracts or derivative securities that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities (including, without limitation, Hydrocarbons), interest rates, currencies or securities with respect to the Assets or the Wells (collectively, “Hedge Transactions”).

(n) Imbalances. There are no aggregate production, pipeline transportation or processing imbalances or penalties existing with respect to the Wells, and the Company has not received a deficiency payment under any Hydrocarbon contracts for which any party has a right to take deficiency Hydrocarbons from the Company with respect to the Wells, nor has the Company received any payments for production which are subject to refund or recoupment out of future production from the Wells.

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(o) Prepaid Obligations. The Company is not subject to any “take or pay” arrangement, production payment arrangement, or other agreement or arrangement which require it to deliver or to suffer the delivery of Hydrocarbons produced in connection with the Wells or the Assets at some future time (or make a cash payment in lieu thereof) without then or thereafter receiving full payment therefor and without deduction or credit on account of such arrangement from the price that would otherwise be received.

(p) Preferential Rights; Restrictions on Transfer. Except as set forth in Schedule 5(p), there are no preferential rights to purchase or other similar rights or restrictions on assignment, including requirements for consents from third parties to assignment, affecting the Assets that would be applicable to, or required for the consummation of, the transactions contemplated by this Agreement, and the transactions contemplated by this Agreement will not create in any individual or entity any option to purchase, preferential right to purchase or similar rights with respect to the Assets.

(q) Calls on Production. There are no calls on production (whether or not exercised) or other similar marketing restrictions affecting the Wells or the Assets, nor will the transactions contemplated by this Agreement create any such calls on production.

(r) Operation of Wells. Although the Company owns the Leases and the Wells, the Company does not operate any of the Wells or any other wells. To the Knowledge of Sellers, all the Wells have been drilled, operated and produced in accordance in all material respects with reasonable, prudent oil and gas field practices and in compliance in all material respects with the applicable Leases and applicable Law.

(s) Proceeds of Production. All of the proceeds from the sale of the Company’s interest in Hydrocarbons produced from the Wells (net of mineral owner royalty) are being received by the Company in a timely manner and are not being held in suspense for any reason.

(t) Title to the Leases and the Assets. The Company has Defensible Title to the Leases and the Assets free and clear of all Liens, except for Permitted Encumbrances. To the knowledge of Sellers, the Leases and the Concession Agreement are in full force and effect, the rentals, royalties and other payments due thereunder have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) thereunder.

(u) No Undisclosed Liabilities. To the Knowledge of Sellers, except for liabilities incurred or paid (i) after the Effective Date but before the date of this Agreement; and (ii) after the date of this Agreement that do not violate Section 8 below, there are no liabilities, debts or obligations of the Company of any kind, whether accrued, absolute, contingent, inchoate or otherwise (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any such debt, liability or obligation) including any Taxes which are due and payable as of the date hereof or any governmental charges or penalties, interest or fines, except as reflected in the financial information provided to Purchaser or for liabilities set forth on Schedule 5(u).

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(v) Environmental Matters. Except as set forth in Schedule 5(v):

(i) the Company has complied, and the Company is in compliance, with all applicable Environmental Laws, which compliance includes the possession of all permits required under applicable Environmental Laws and compliance with the terms and conditions thereof and the making and filing with all applicable governmental authorities of all reports, forms and documents and the maintenance of all records required to be made, filed or maintained by it under any Environmental Law;

(ii) there are no Environmental Claims pending or threatened against the Company or any Person whose liability for any Environmental Claim the Company has retained, assumed or indemnified, either contractually or by operation of Law;

(iii) the Company is not subject to any liability or obligation (accrued, contingent or otherwise) to cleanup, correct, abate or to take any response, remedial or corrective action under or pursuant to any Environmental Laws, relating to (A) environmental conditions on, under, or about any of the Wells or the Assets, including the air, soil, surface water and groundwater conditions at, on, under, from or near such properties, or (B) the use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances, whether on-site on any of the Assets or with respect to the Assets at any off-site location; and the Company has provided or made available to Purchaser copies of all studies, assessments, reports, data, results of investigations or audits, analyses and test results, in the possession, custody or control of the Company relating to (x) the environmental conditions on, under or about any of the Assets and (y) any Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by any Person on, under, about or from, any of the Assets;

(iv) there are no past or present actions, activities, circumstances, conditions, events or incidents in violation of Environmental Laws related to the Assets (including the Release, emission, discharge, presence or disposal of any Hazardous Substance in violation of Environmental Laws), that would be reasonably likely to form the basis of any Environmental Claim against the Company or against any Person whose liability for such Environmental Claim the Company has retained or assumed either contractually or by operation of law.

(w) Employees. The Company has never had any employees and there are no Persons currently claiming to be an employee of the Company.

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(x) Equitable Interests. At the Closing, there are no Persons except those listed on Schedule 5(x), that have a legal or equitable interest in the Assets including back-ins, overriding royalty interests, and net profit interests in third parties (including Sellers).

(y) Water Injection Wells. To the Knowledge of Sellers, all water injection wells within the Assets have been properly permitted, drilled, equipped and operated in accordance with applicable Laws.

6. Purchaser’s Representations and Warranties. Purchaser represents and warrants to Sellers and the Company as of the date hereof and at Closing as follows:

(a) Organization and Standing. Purchaser is a limited liability company, formed under the laws of the state of Delaware, and is duly organized, validly existing and in good standing under the laws of Delaware and Oklahoma.

(b) Power. Purchaser has all requisite power and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, violate, or be in conflict with, any provision of its governing documents, as applicable, or any material provision of any agreement, instrument, decree or order to which it is a party or by which it is bound. The Purchaser is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any third party or any governmental authority in order to execute and deliver this Agreement or consummate the transactions contemplated hereby except for such authorizations, consents or approvals as shall have been obtained or such notices or filings as shall have been accepted before the Closing Date.

(c) Authorization and Enforceability. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action of the Purchaser. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, and is enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors generally, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

(d) Absence of Litigation. There is no Proceeding pending, or to the Knowledge of the Purchaser, threatened, that questions the legality or propriety of the transactions contemplated by this Agreement or that would reasonably be expected to prevent, hinder or delay the consummation of the transactions contemplated hereby.

(e) Solvency. As of the Closing Date, the Purchaser will not be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured) and will, in Purchaser’s opinion, have sufficient working capital to own and operate the Assets.

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(f) Financial Ability. As of the Closing Date, the Purchaser will have available funds in cash or cash equivalents to pay the Aggregate Purchase Price, as adjusted pursuant to this Agreement, and to effect the transactions contemplated hereby. In no event shall the receipt by, or the availability of any funds or financing to, the Purchaser or any of its Affiliates or any other financing be a condition to the Purchaser’s obligation to consummate the transactions contemplated by this Agreement.

(g) Investment Representations.

(i) The Purchaser is acquiring the Membership Interests purchased hereunder for its own account with the present intention of holding such securities for purposes of investment, and the Purchaser has no intention of selling such securities in a public distribution in violation of the federal securities Laws or any applicable state securities Laws.

(ii) The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(h) Restriction on Transfers. Purchaser acknowledges that the Membership Interests are not registered under the Securities Act. Purchaser will not sell, transfer or otherwise dispose of the Membership Interests in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

(i) Brokers’ Fees. Purchaser has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transaction contemplated by this Agreement for which any Seller shall have any responsibility.

7. Independent Evaluation; Access. Purchaser represents and warrants to Sellers that Purchaser is experienced and knowledgeable in the oil and gas business. Purchaser is aware of risks associated with the oil and gas business and, specifically, the Company’s businesses, operations with respect to the Assets and has formed its own judgment as to the value of the Membership Interests, independent of the Excluded Assets and Retained Liabilities. Purchaser is relying upon its own judgment and decision in entering into and consummating the transactions contemplated by this Agreement. Between the execution date and the Closing Date, the Sellers shall cause the Company to continue to make available for Purchaser’s examination all of its files, records, weekly accounts payable check runs, minute books, information and data regarding the Assets (collectively, the “Records”). Except as provided in Sections 5(a), 5(d), 5(g), 5(h), 5(u), Purchaser acknowledges and agrees that none of the Company, Sellers or their respective Affiliates, managers, officers, members, employees, agents or representatives have made any representations or warranties, express or implied, written or oral, as to the accuracy of the Records. Except for the representations and warranties of Sellers contained in this Agreement, no representations or warranties have been made to Purchaser, including any estimate with respect to the value of the Assets or reserves or any projections as to production or other events that could or could not occur in the future. In entering into this Agreement, Purchaser acknowledges and affirms that it has relied and will rely solely on the terms, representations and warranties of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this transaction including its own estimate and appraisal of the extent and value of the petroleum, natural gas and other reserves attributable to the Assets. Except as provided in Section 13(c), no Seller shall have any liability to Purchaser or its Affiliates, managers, officers, members, employees, agents or representatives resulting from any use, authorized or unauthorized, of the Records or other information related to the Company or the Assets other than as related to Purchaser’s evaluation of the Assets and the Company for the purpose of acquiring the Membership Interests. Nothing contained in this Section 7 shall serve to mitigate or modify the operation of Section 3 or the scope or effect of the representations and warranties set forth in Sections 4 or 5 in any respect. Purchaser has not evaluated the Excluded Assets or the Retained Liabilities.

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8. Operation of Business. From the date hereof until the Closing Date, the Sellers shall not permit the Company to, and the Company will not without the written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), except as expressly contemplated by this Agreement, engage in any practice, take any action, or enter into any transaction with respect to the Assets that is outside the Ordinary Course of Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not without the written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), do any of the following:

(a) amend or otherwise change its Certificate or Articles of Organization or Operating Agreement or equivalent governing documents;

(b) make or commit to make any capital expenditure or group of any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate (as used herein, “capital expenditures” means customary and reasonable costs and expenses incurred by the Company in connection with certain major repairs, replacements and improvements of the Assets);

(c) issue, sell, pledge, exchange, dispose of, grant, lease, mortgage, hypothecate, encumber or authorize the issuance, sale, pledge, exchange, disposition, grant, lease, mortgage, hypothecation or encumbrance of (i) any Membership Interests or any other direct or indirect ownership or participation interest in the Company, or (ii) any of the Assets, except for (A) sales of Hydrocarbons in the Ordinary Course of business consistent with past practices, provided, however, that the Sellers shall be free to sell, transfer or convey out of the Company to any third party or to themselves the Excluded Assets.

(d) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or any division thereof or any material amount of assets;

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(e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any individual or entity, or make any loans or advances;

(f) enter into any employment, bonus, finder’s fee, consulting or severance agreement with, any Person, or establish, adopt, enter into or amend any Benefit Plan or any employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any manager, officer, employee or consultant;

(g) declare, set aside or pay any dividend or make any other distribution in respect of its Membership Interests, other than (i) distributions of cash and (ii) the conveyance of the Excluded Assets described in Schedule 8(g);

(h) amend in any material respect any Material Agreement or terminate any Material Agreement prior to the expiration of the term thereof;

(i) commence or file any Proceeding; provided that the Company may enter into any consent or settlement with respect to any Proceeding;

(j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the Ordinary Course of Business;

(k) make, change or rescind any express or deemed election relating to Taxes, or except as may be required by applicable Law, make any change to any of its Tax accounting methods, policies or procedures; provided that the Company may enter into any consent or settlement with respect to any Proceeding relating to Taxes;

(l) enter into any new sales contract or supply contract which cannot be cancelled on 30 days’ prior notice;

(m) fail to maintain in full force and effect the existing insurance policies or insurance policies with substantially comparable terms and coverages covering the Company and the Assets, except to the extent such policies cease to be available on commercially reasonable terms (other than bonds or similar instruments in the ordinary course of business); or

(n) commit or agree to any of the foregoing.

Each of the Sellers agrees to cause the Company to promptly inform the Purchaser of any practices, activities or transactions that might require consent by the Purchaser hereunder and will afford Purchaser reasonable access to any books and Records necessary for such consent to be made on an informed basis.

9. Other Covenants.

(a) Transition Services Agreement. NG and Company shall at the Closing execute and deliver the Transition Services Agreement in the form attached as Exhibit H, for the purpose of transitioning operations of the Assets to Purchaser in an orderly manner.

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(b) Excluded Assets. The Parties acknowledge that it may not be possible for the Company to complete the distribution and transfer of all the Excluded Assets to the Sellers (or other Persons entitled thereto) prior to the Closing. The Excluded Assets, and all rights, titles, interests, claims, revenues, expenses, liabilities, rights and obligations relating thereto are and shall remain the sole property and responsibility of the Sellers (including as nominee for other Persons entitled thereto). The Purchaser, at no cost or liability to Purchaser or the Company, shall fully cooperate with the Sellers to ensure that the Company distributes and transfers all the Excluded Assets to the Sellers (or to other Persons as directed by the Sellers), including without limitation all property and proceeds thereof received by the Company or the Purchaser after the Effective Date. The Excluded Assets which have not yet been transferred at the date of execution of this Agreement are listed in Schedule 8(g).

(c) Further Assurances. Subject to the terms and conditions herein provided, each Party shall take, or cause to be taken, all actions and shall do, or cause to be done, all things necessary, appropriate or desirable under any applicable Laws or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals. Each Party shall take, or cause to be taken, all action or shall do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable. In addition, if any governmental authority shall have issued any order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of the Parties shall use reasonable efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable. With respect to all actions required to be taken by the Company pursuant to this Agreement (including, without limitation, under Sections 8 and 9), each of the Sellers shall take, or cause to be taken, all action and shall do, or cause to be done, all things necessary, appropriate or desirable to cause the Company to take those actions.

(d) Employment Matters; Non-Solicitation. No employees of the Company, the Sellers or their respective Affiliates are to be hired by the Purchaser at the Closing. Purchaser agrees that for a period of two years following the Closing Date, Purchaser shall not, nor permit any Person controlled by the Purchaser to, offer to hire or hire (whether as employees, contractors or consultants to such Persons) Persons who are at the date of this Agreement employees of the Company, the Sellers, or their respective Affiliates, managers, officers and members.

(e) Confidentiality Obligation. From the date of this Agreement until two years after the Closing Date, none of the Sellers or their respective Affiliates shall disclose, and each Seller shall cause its Affiliates, managers, officers, members, employees, agents and representatives not to disclose, except to the extent permitted in Section 9(e)(i) or (ii) below, any geological, geophysical, technical, contractual or other information of any nature or kind (written, verbal, electronic, digital, or otherwise) consisting of, or involving, concerning or pertaining in any manner to the Assets (including drilling or testing operations or results) (“Confidential Information”). Notwithstanding the foregoing, any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

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(i) Sellers may disclose Confidential Information to any Person who Sellers have engaged to represent or assist Sellers in the negotiation or preparation of this Agreement, or to advise Sellers with respect thereto, and to any employee of Sellers who is involved in assisting Sellers with respect to the purchase and sale contemplated by this Agreement, but only if such Person (including legal counsel) has agreed to a non-disclosure agreement containing the same disclosure prohibitions as set forth above in this Section 9(e).

(ii) Notwithstanding the disclosure prohibitions set forth in Section 9(e)(i), Sellers shall not be liable for disclosure of any Confidential Information if the same: (A) is now in or hereafter comes into the public domain without breach of this Agreement and through no fault of the receiving Party, including any public disclosure made by Purchaser which it believes in good faith is required by applicable law; or (B) is properly and lawfully known to any of the Sellers or their respective Affiliates prior to disclosure hereunder as evidenced by its written records; or (C) subsequent to disclosure hereunder, is lawfully received by the Sellers or their respective Affiliates from a third party whose rights therein are without any restriction to disseminate the Confidential Information; or (D) is developed by Sellers or their respective Affiliates independently of and without reference to any Confidential Information as shown by tangible evidence; or (E) is lawfully required to be disclosed by the disclosing party to a duly constituted governmental or judicial body, provided that the disclosing party shall, prior to disclosure, notify the other party of such requirement and shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

(f) Non-Compete. From the Closing Date until two years after the Closing Date, none of the Sellers nor their respective Affiliates shall directly or indirectly obtain or acquire, or cause to be obtained or acquired, any legal or beneficial interest in the lands set forth on Exhibit D (the “Prospect Interests”), and Sellers shall cause each of its respective managers, officers, and employees not to obtain or acquire, or cause to be obtained or acquired, any legal or beneficial interest therein.

(g) Closing Tax Certificate. On the Closing Date, each Seller shall deliver to the Purchaser a certificate in the form of Exhibit I (the “Closing Tax Certificate”) signed under penalties of perjury (i) stating that it is not a foreign person, (ii) providing its taxpayer identification number, and (iii) providing its address, all pursuant to Section 1445 of the Code.

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(h) Cooperation on Tax Matters. The Sellers shall, at Sellers’s sole cost and expense, cause all state and federal income Tax Returns for the Company for calendar year 2013 to be timely filed (as extended), and shall promptly provide copies thereof (together with all schedules thereto) to the Company. The Parties shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any Proceeding with respect to Taxes (each, a “Tax Proceeding”). Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (A) to retain all books and records with respect to Tax matters pertinent to the Company to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other Party so requests, shall allow such Party to take possession of such books and records. The Purchaser shall not have any liability for adverse claims that may be asserted on the Company by the Internal Revenue Service for any Tax Filings made by the Company for periods prior to the Effective Date or for the Excluded Assets for periods prior to, on or after the Effective Date.

(i) Special Warranty of Title by Sellers. Notwithstanding anything to the contrary herein, Sellers shall warrant and defend title to the Leases and the Wells against all claims and demands of Persons claiming by, through or under the Sellers and the Company, but not otherwise.

(j) Certain Post-Closing Liabilities.

(i) Osage Land and Cattle. The Company is as of the date of execution of this Agreement engaged in negotiations with Osage Land & Cattle Co. and Osage Buck Creek, L.L.C. (collectively, “OL&C”), (A) to settle surface damages for operations conducted by the Company prior to the Effective Date on OL&C’s lands, and (B) for a Master Surface Use Agreement to govern the Company’s operations on and after the Effective Date on OL&C’s lands. The Parties covenant and agree that Sellers shall have the exclusive right and obligation to negotiate resolution of item (A) above in Sellers’ sole and absolute discretion, and all obligations and payments related thereto shall be a Retained Liability. The Parties further covenant and agree that the Buyer, as agent for the Company, shall have the exclusive right and obligation to negotiate resolution of item (B) above in the Buyer’s sole and absolute discretion, and all obligations and payments related thereto shall be the sole responsibility of the Company (and the Sellers shall have no obligations under this Agreement therefor) without any adjustment to the Aggregate Purchase Price.

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(ii) Reed Litigation. The Company is as of the date of execution of this Agreement a party to certain Proceedings styled (A) Nadel and Gussman, LLC, et al., Plaintiffs, vs. Jimmie W. Reed, Trustee, et al., Defendants, Case No. 4:13-cv-00570-TCK-TLW, in the United States District Court for the Northern District of Oklahoma, as on appeal, Case No. 14-5028, in the United States Court of Appeals for the Tenth Circuit, and (B) Nadel and Gussman, LLC, et al., Plaintiffs, vs. Reed Family Ranch LLC, et al., Defendants, Case No. CV-2014-00016, in the District Court of Osage County, Oklahoma (collectively, the “Reed Litigation”). The Reed Litigation is a dispute regarding compensation for surface damages from operations conducted by the Company prior to the Effective Date on lands owned by the Reed Litigation defendants. A potential settlement of the Reed Litigation would require the Company to agree that the settlement payment may be used as evidence of the value of surface damages for future operations on lands owned by the Reed Litigation defendants. The Parties covenant and agree that the Sellers shall have the exclusive right and obligation to settle or litigate the Reed Litigation in the Sellers’ sole and absolute discretion, so long as such settlement or litigation does not restrict the future ingress and egress of the Company in and to the Reed Property or otherwise impose any physical (vs. financial) limitation on its current right to conduct ongoing or future oil and gas operations on same. All obligations and payments related to the Reed Litigation shall be a Retained Liability.

10. Conditions to Proceed with Closing. The obligation of the Parties to proceed with Closing shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

(a) Conditions to the Parties’ Obligation to Proceed with Closing. The obligation of the Sellers and the Purchaser to proceed with Closing shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

(i) All authorizations, consents, orders, declarations or approvals of, or filings with any governmental or regulatory authority, which the failure to obtain, make or occur would have the effect of making the transactions contemplated by this Agreement illegal or would have (or would be reasonably likely to have) a Material Adverse Effect on any of the Company, the Assets or the Purchaser assuming the transactions contemplated by this Agreement had taken place, shall have been obtained, made or occurred on or before the Closing Date.

(ii) The Company shall have closed the purchase from its joint venture partners of all working interests in the Assets not owned by the Company prior to the date of this Agreement, so that the Company shall own 100% of the working interests in the Assets at the Closing Date and effective immediately prior to the Effective Date.

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(b) Conditions to the Purchaser’s Obligation to Proceed with Closing. The obligation of the Purchaser to proceed with Closing shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

(i) The representations and warranties set forth in Sections 4 and 5 shall be true and correct in all respects at Closing, and the Company and the Sellers shall have complied in all material respects with those covenants contained in this Agreement that are applicable to them.

(ii) The Purchaser shall have received from each Seller an unqualified certificate covering those items addressed in Section 10(b)(i) (each, a “Seller’s Closing Certificate”).

(iii) Each manager and officer of the Company shall have delivered to the Purchaser a letter of voluntary resignation from such positions with the Company effective as of the Closing.

(iv) None of the Wells nor the other Assets shall have been damaged or destroyed by any natural event (including, without limitation, any storm, flood, hurricane, washout, landslide, earthquake, lightning, fire or other act of God) or other casualty or been taken in condemnation or under right of eminent domain, except for such destructions, casualties or takings as would not, individually or in the aggregate, constitute a Material Adverse Change.

(v) Except as would not, individually or in the aggregate, constitute a Material Adverse Change, the Company shall not have received any demand or notice with respect to any Environmental Claims or non-compliance with Environmental Laws (“Environmental Defects”); provided, the existence of any of the foregoing, together with any other Environmental Defects, that would not reasonably be estimated to represent an aggregate liability equal to or less than $50,000.00, shall not be deemed to represent a Material Adverse Change solely due to the estimated cost of such liabilities.

(vi) To the extent that any Seller that is an individual or their spouse is currently a resident or subject to the family, estate or probate laws of any state that is a community property state, the spouse of such Seller shall have executed and delivered to the Purchaser a written instrument substantially the form attached hereto as Exhibit C.

(vii) The Purchaser shall have received from the Company a Certificate of Good Standing from the State of Oklahoma and an Incumbency Certificate from the Manager of the Company in the form attached as Exhibit F attached hereto.

(viii) Except for the Excluded Assets listed in Schedule 8(g), Sellers shall have conveyed out of the Company all Excluded Assets to the satisfaction of Purchaser.

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(ix) Sellers shall have procured executed Disclaimers and Stipulations of Interest in the form attached as Exhibit G attached hereto from NG, HB&R Oil Company, LLC, Murfin Drilling Company, Inc., Staghorn Energy, LLC, and the owners of all overriding royalties and other burdens carved out of the working interest.

(c) Conditions to the Sellers’ Obligation to Proceed with Closing. The obligation of the Sellers to proceed with Closing shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following:

(i) The representations and warranties set forth in Section 6 shall be true and correct in all respects at Closing and the Purchaser shall have complied in all material respects with those covenants contained in this Agreement that are applicable to it.

(ii) The Sellers shall have received from Purchaser an unqualified certificate covering those items addressed in Section 10(c)(i) (“Purchaser’s Closing Certificate”).

(iii) The Sellers shall have received evidence acceptable to Sellers that Purchaser has secured for the Company suitable replacements for all contracts of insurance and bonds listed in Schedule 5(k) effective as of the Effective Date.

11. Actions to be Taken At Closing.

(a) Sellers’ Actions at Closing. At the Closing, each Seller shall execute, acknowledge and (upon payment of the Adjusted Purchase Price or Preliminary Adjusted Purchase Price, as applicable) deliver to the Purchaser the following:

(i) An Assignment of Membership Interests in the form of Exhibit E;

(ii) Its respective Seller’s Closing Certificate;

(iii) Its respective Closing Tax Certificate; and

(iv) All other instruments as may be reasonably required to consummate the agreements of the Parties hereunder, including execution and delivery by NG of the Transition Services Agreement.

(b) Purchaser’s Actions at Closing. At Closing (upon the assignment of all of the Membership Interests), Purchaser shall execute, acknowledge and deliver to Sellers the following:

(i) Pay to the Sellers, by wire transfers of immediately available funds, the Adjusted Purchase Price or the Preliminary Adjusted Purchase Price, as applicable, to the accounts set forth in the Preliminary Settlement Statement;

(ii) The Purchaser’s Closing Certificate; and

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(iii) All other instruments as may be reasonably required to consummate the agreements of the Parties hereunder including execution and delivery to NG of the Transition Services Agreement.

12. Expiration of Representations, Warranties and Covenants. All representations, warranties, covenants and indemnities of the Parties contained herein, and any certificate delivered hereunder, to the extent that such certificate relates to such representations and warranties concerning the Assets, shall survive for a period of two years after the Closing Date, except that (a) the covenants set forth in Sections 8, 9(a), 9(g) and 10 shall expire at Closing and (b) the representations, warranties, covenants and indemnities set forth in Section 13(c) with respect to the Excluded Assets and the Retained Liabilities, the obligation set forth in Section 5(g)(vii), and the obligations contained in Sections 9(b), (c), (h), (i) and (j) shall survive indefinitely (the covenants and other agreements which shall survive the Closing being referred to as the “Surviving Covenants”).

13. Release and Indemnification.

(a) Release of Sellers. Except for the indemnification obligations of Sellers as set forth in Section 13(b) and Section 13(c) below, Purchaser hereby releases, remises, and forever discharges Sellers and their respective Affiliates, managers, officers, directors, members, employees, agents and representatives from any and all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, losses, liabilities, diminutions of value, costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”), in law or in equity, known or unknown, which Purchaser might now or subsequently may have, based on, relating to, or arising out of this Agreement or any other agreement, contract or instrument contemplated herein with respect to the Company’s ownership, use, or operation of the Assets, or the condition, quality, status, or nature of the Assets, INCLUDING RIGHTS TO CONTRIBUTION OR COST RECOVERY UNDER ALL ENVIRONMENTAL LAWS, BREACHES OF STATUTORY AND IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES, COMMON LAW RIGHTS OF CONTRIBUTION, ANY RIGHTS UNDER INSURANCE POLICIES ISSUED OR UNDERWRITTEN BY SELLER OR ANY OF SELLER’S AFFILIATES (IN EACH CASE) EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER ACTIVE, PASSIVE, SIMPLE, SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON, INVITEE OR THIRD PERSON, OR BY A PREEXISTING CONDITION.

(b) Indemnification by Sellers. Each Seller jointly and severally covenants and agrees that it will indemnify, defend and hold harmless the Purchaser, the Company and their respective managers, officers, directors, members, employees, agents, representatives and Affiliates (collectively, the “Purchaser Indemnified Parties”) from and against all Losses arising directly or indirectly from, as a result of or in connection with (i) any breach of the representations and warranties of Sellers that by their terms survive the Closing, (ii) any breach by Sellers of the Surviving Covenants. In respect of the indemnification obligation set forth in the immediately preceding sentence, (x) no Seller shall be liable for any other Seller’s breach of Section 4(d) or the Seller’s Closing Certificate delivered by any other Seller, or for fraud committed by any other Seller, (y) the liability of each Seller for all Losses hereunder shall be limited to the amount labeled “Distribution Amount” on Exhibit A for each Seller (subject to adjustment to the Aggregate Purchase Price pursuant to Section 2(c)) and (z) the liability of each Seller for all Losses hereunder shall be limited to the amount of such Losses multiplied by such Seller’s Sharing Ratio. Any claim for indemnification pursuant to this Section 13(b) based on the breach of a representation, warranty or Surviving Covenant that survives the Closing for a finite period must be asserted by the Purchaser or a Purchaser Indemnified Party on or before the expiration of such finite period for such claim to be enforceable.

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(c) Indemnification by the Sellers on the Excluded Assets and Retained Liabilities. Each Seller jointly and severally covenants and agrees that it will indemnify, defend, and hold harmless the Purchaser, the Company and their respective managers, officers, directors, members, employees, agents, representatives, and Affiliates (collectively the “Purchaser Indemnified Parties”), from and against all Losses arising directly or indirectly from, as a result of or in connection with, any of the Excluded Assets and Retained Liabilities, together with any tax obligation/loss or encumbrance pertaining to said Excluded Assets and/or Retained Liabilities, with no monetary limit. The indemnification granted herein shall be without regard to any representation or warranty or surviving covenant contained elsewhere in this Agreement and this indemnification is intended to survive the Closing. Further, the Sellers do hereby indemnify the Purchaser Indemnified Parties from and against any and all liability for income taxes, interest, late penalties, or other penalties imposed by the Internal Revenue Service or the State of Oklahoma or any other state having jurisdiction pertaining to the taxation of the Company and/or its members, with respect for the Excluded Assets for all time periods prior to, on or after, the Effective Date.

(d) Indemnification by Purchaser. After the Closing Date, the Purchaser agrees that it will indemnify, defend and hold harmless the Sellers and their respective Affiliates, managers, officers, directors, employees, agents, representatives (collectively, the “Seller Indemnified Parties”) from any and all from and against all Losses arising after the Closing Date as a result of or in connection with the Assets or the Company, and any Environmental Claims arising after the Closing relating to the Assets, but in no event will the Purchaser offer such indemnity to any claim or losses pertaining to the Excluded Assets and the Retained Liabilities.

(e) Certain Limitations on Indemnity Obligations.

(i) No claim of Purchaser or any of the Purchaser Indemnified Parties pursuant to Section 13(b) shall be made hereunder until such claim exceeds an amount equal to $5,000.00 (each, an “Individual Claim”).

(ii) In addition, no claim of Purchaser or any of the Purchaser Indemnified Parties pursuant to Section 13(b) shall be made hereunder until the total of all Individual Claims exceeds $100,000 (the “Basket”). If the total amount of all Individual Claims exceeds the Basket, then Sellers’ obligations under Section 13(b) shall be limited to the amount by which the aggregate amount of such Individual Claims exceeds the Basket; provided, however, claims of Purchaser or any of the Purchaser Indemnified Parties pursuant to Section 13(c) above shall not be subject to the Individual Claim limitation or the Basket.

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(iii) In addition, the Sellers shall not be required to pay an aggregate amount to Purchaser or the Purchaser Indemnified Parties pursuant to Section 13(b) in excess of the Adjusted Purchase Price (the “Indemnity Cap”); provided, however, none of the limitations set forth in this Section 13(e)(iii) will apply to (A) claims of Purchaser or any of the Purchaser Indemnified Parties pursuant to Section 13(c) above or (B) claims based upon fraud of any of the Sellers.

(iv) The amount of any indemnification under Section 13(b) or (d) shall be net of any amounts actually recovered by the indemnified party under insurance policies.

(f) Exclusive Remedy for Breaches of Representations, Warranties and Covenants. Except as specifically set forth in Section 13(b) and Section 13(c), effective upon the Closing, in the absence of fraud on the part of a Seller in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby (to the extent determined by a final judgment of a court of competent jurisdiction), the Purchaser, on behalf of itself and the Purchaser Indemnified Parties, waives any rights or claims it or any other Purchaser Indemnified Party may have against any Seller, whether in law or equity (except as relates to adjustments to the Aggregate Purchase Price in accordance with Section 2(c) and except for the obligations of Sellers contained in Section 13(c) above) for any Seller’s breach of a representation or warranty contained in this Agreement and for breaches of any covenant or other agreement, including, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Laws, claims for breach of contract, breach of implied covenants, negligent misrepresentation and all other claims for breach of duty. For the avoidance of doubt, except for fraud, Articles 13 and 14 set forth the exclusive remedies available to the Purchaser or the Purchaser Indemnified Parties for any breach by the Sellers of this Agreement.

(g) Procedure for Indemnification.

(i) Promptly after receipt by an indemnified Party under Section 13(b), (c) or (d) of a claim for Losses or notice of the commencement of any Proceeding against it, such indemnified Party shall, if a claim is to be made against an indemnifying Party under such Section, give notice to the indemnifying Party of the commencement of such claim. The failure of any indemnified Party to give notice of a claim shall not relieve the indemnifying Party of its obligations under this Article 13 except to the extent such failure materially prejudices the indemnifying Party. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

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(ii) If any Proceeding referred to in Section 13(g)(i) is brought against an indemnified Party and it gives notice to the indemnifying Party of the commencement of such Proceeding, the indemnifying Party shall be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying Party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying Party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying Party to the indemnified Party of its election to assume the defense of such Proceeding, the indemnifying Party shall not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 13 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying Party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying Party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying Party, and (C) the indemnified Party shall have no liability with respect to any compromise or settlement of such claims effected without its consent and (D) the indemnified Party is provided a full and unconditional release of liability.

(iii) Notwithstanding the foregoing, if an indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying Party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying Party shall not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(h) No Waiver of Fraud. NOTHING RELATING TO (I) THE EXPIRATION OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT SET FORTH IN THIS AGREEMENT, (II) THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS AGREEMENT, (III) THE EXCLUSIVENESS OF ANY REMEDIES UNDER THIS AGREEMENT OR (IV) ANY OTHER MATTER SHALL BE DEEMED TO BE A WAIVER OF ANY RIGHT OR CLAIM THAT ANY PARTY MAY HAVE AGAINST ANY OTHER PARTY IN RESPECT OF SUCH PARTY’S FRAUD.

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14. Termination of Agreement. This Agreement may be terminated as provided below:

(a) by mutual written consent of the Purchaser and a Majority of the Sellers at any time prior to the Closing;

(b) by the Purchaser if the Closing shall not have occurred on or before May 22, 2014, for any reason not attributable to the breach by the Purchaser of any representations, warranties or covenants contained in this Agreement;

(c) by the Purchaser if the Sellers have breached any representation or warranty in any material respect, the Purchaser has notified the Sellers of the breach, and the breach has continued without cure for a period of 10 Business Days after the notice of breach;

(d) by the Majority of Sellers if the Closing shall not have occurred on or before May 22, 2014, for any reason not attributable to the breach by the Sellers or the Company of any representations, warranties or covenants contained in this Agreement;

(e) by the Majority of Sellers if the Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Purchaser of the breach, and the breach has continued without cure for a period of 10 Business Days after the notice of breach;

(f) by the Purchaser if the Sellers have not made available to Purchaser all of the Company’s files and records in accordance with Section 7 above, and the Purchaser has requested such access in writing; or

(g) by the Purchaser if Sellers do not produce the Disclaimers and Stipulations of Ownership as provided in Section 10(b)(ix).

If this Agreement is terminated by mutual written consent of the Purchaser and a Majority of the Sellers pursuant to Section 14(a), then all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party. If this Agreement is terminated for any reason other than that described in Section 14(d) above, Sellers shall immediately return the Performance Deposit to the Purchaser. If this Agreement is terminated by Sellers for the reason described in Section 14(e) above, Sellers shall retain the Performance Deposit and Purchaser shall forfeit all rights thereto.

15. General Provisions.

(a) Entire Agreement. This Agreement together with the Schedules and Exhibits contains the entire understanding of the Parties with regard to the subject matter hereof and no warranties, representations, promises or agreements have been made between the Parties other than as expressly herein set forth. This Agreement supersedes any previous agreement or understanding between the Parties and cannot be modified or amended except in a writing executed by the Purchaser and the Majority of Sellers.

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(b) Assignments, Successors and Third Party Beneficiaries. No Party may assign any of its rights under this Agreement without the prior written consent of all other Parties, such consent not to be unreasonably withheld. Subject to the foregoing sentence, upon execution, this Agreement shall be binding and fully enforceable and shall inure to the benefit of the Parties hereto, their successors, permitted assigns, personal representatives and heirs. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective heirs, personal representatives, successors and permitted assigns.

(c) Notices. All notices as may be required by this Agreement shall be deemed given if delivered personally or sent by electronic mail (with confirmation of receipt) during normal business hours of the recipient, the next Business Day if sent by overnight courier, or upon receipt if sent by U.S. Mail to the respective parties at the addresses set forth below:

To Sellers:	See Exhibit A

To Purchaser:	Bandolier Energy, LLC
624 S. Boston Ave., Suite 230
Tulsa, Oklahoma 74119
Attn: Shane E. Matson
E-mail: shanematson@gmail.com

(d) Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

(e) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of Oklahoma without regard to its choice of law provisions that would apply the law of any other state. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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(f) Arbitration of Net Defect Amount Disputes. After Closing, disputes regarding the Adjusted Purchase Price (“Arbitrable Disputes”) shall be submitted to binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), as supplemented to the extent necessary to determine any procedural appeal questions arising under the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 15(f) and the Commercial Arbitration Rules or the Federal Arbitration Act, then this Section 15(f) shall control. Arbitration shall be initiated by the Claimant (as defined below) serving written notice on the Respondent (as defined below) that the Claimant elects to refer the Arbitrable Dispute to binding arbitration. Unless otherwise agreed by the Parties, a single neutral arbitrator will decide the Arbitrable Dispute. The Parties shall select the arbitrators as follows: the Claimant shall request the administrator of the Dallas, Texas office of the AAA to provide the Parties with an arbitrator. The arbitrator must (x) be a neutral person who has never been officer, director, employee, or consultant or had other business relationships with the Parties or any of their Affiliates, officers, directors or employees, and (y) have not less than fifteen (15) years recent experience in the U.S. oil and gas accounting. The arbitration hearing will be conducted in Tulsa, Oklahoma, and shall commence as soon as practicable after the selection of the arbitrator. If the Parties are unable to agree on a single arbitrator, then any Party may petition the Presiding Judge of the District Court of Osage County, Oklahoma to appoint an arbitrator. The Parties and the arbitrator shall proceed diligently and in good faith so that the arbitrator’s determination can be made as promptly as possible. The arbitrator may consult with and engage disinterested third parties to advise the arbitrator, including, without limitation, petroleum engineers, petroleum landmen, and environmental engineers and consultants, as appropriate. The arbitrator’s determination shall be made in writing, including findings of fact and conclusions of law, within 45 days after submission of the matters in dispute. Judgment may be entered on the award, and the award may be judicially enforced. Except as provided in the Federal Arbitration Act, the decision of the arbitrator shall be binding on and non-appealable by the Parties. The arbitrator shall act for the limited purpose of resolving the specific Arbitrable Disputes and may not award damages, costs (including attorneys’ fees), interest or penalties with respect to any matter. Further, the arbitrator shall have no right or authority to grant or award indirect, consequential, punitive or exemplary damages of any kind. The Parties shall each bear their own legal fees and other costs of presenting their case. The Sellers, on the one hand, and the Purchaser, on the other hand, shall each pay 50% of the fees and expenses of the arbitrator.

(g) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and each such counterpart shall be considered an original and an enforceable agreement. Facsimile and electronic signatures to this Agreement shall be valid.

(h) Notice of Developments. Each Party will give prompt written notice to the others of any material breach of any of its representations, warranties and covenants contained herein.

(i) Exclusivity. Prior to the earlier to occur of (i) the Closing and (ii) the termination of this Agreement, Sellers will not (and the Sellers will not cause or permit the Company or any of its or their representatives, advisors, agents or controlled affiliates to) intentionally solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any of the Membership Interests of the Company, or assets of the Company (except for sales permitted pursuant to Section 8) (including any acquisition structured as a merger, consolidation, share exchange or other business combination or recapitalization).

(j) Other Post-Closing Covenants. After Closing, if any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. If any Party is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any transaction on or prior to the Closing Date involving the Company, each of the other Parties shall cooperate with it and its counsel in the defense or contest, all at the sole cost and expense of the contesting or defending Party.

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(k) Press Releases and Public Announcements. No Party shall issue, or permit the Company to issue, any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties, which approval shall not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

(l) Expenses. Notwithstanding anything contained herein, all fees, costs, and expenses for investment advisors, attorneys and accountants retained by the Sellers or the Company to facilitate the transactions contemplated by this Agreement shall be paid by the Sellers, respectively based on their pro rata share of the Aggregate Purchase Price. All fees, costs, and expenses incurred by the Purchaser in connection with the transactions contemplated by this Agreement shall be paid by the Purchaser.

(m) Limitation of Damages; Enforcement of Agreement. There shall be no liability under this Agreement for consequential, special, punitive or exemplary damages. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms. Accordingly, the Parties agree that each Party may be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement in any appropriate court, the foregoing being in addition to (and not to the exclusion of) any other remedy to which a Party may be entitled at law or in equity.

16. Definitions.

(a) “AAA” is defined in Section 15(f).

(b) “Adjusted Purchase Price” is defined in Section 2(a).

(c) “Affiliate” shall mean, when used with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person as of the time or for the time periods during which such determination is made. For purposes of this definition “control”, when used with respect to any specified Person, means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

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(d) “Aggregate Purchase Price” is defined in Section 2(a).

(e) “Agreement” is defined in the introductory paragraph.

(f) “Arbitrable Dispute” is defined in Section 15(f).

(g) “Assets” means all of the Company’s right, title and interest (of whatever kind or character, whether legal or beneficial, and whether vested or contingent) in and to the following:

(i) all oil, gas and other minerals in and under and that may be produced from the lands covered by the Concession Agreement and the Leases including, without limitation, interests in oil, gas and/or mineral leases covering any part of the lands (and all renewals, extensions, ratifications, and amendments thereof, together with all rights, interests, and benefits in, derived or carved from, or appurtenant or attributable to, those leases including royalties, excess royalties, overriding royalty interests, net profits interests, production payments, working interests, leasehold cost-bearing interests, and similar interests), overriding royalty interests, production payments, and net profits interests in any part of the lands or leases, fee royalty interests, fee mineral interests, and other interests in oil, gas and other minerals in any part of the lands, whether the lands are described in Exhibit B or by reference to another instrument for description, even though the Company’s interests may be incorrectly described in, or omitted from, Exhibit B;

(ii) all the lands described in the Concession Agreement and the Leases;

(iii) the oil and gas wells described in Exhibit B and all wells located on a Lease (or on any acreage spaced, pooled and/or unitized with a Lease) including, without limitation, (A) all oil, gas or condensate wells and wellbores (whether producing, not producing or temporarily abandoned); and (B) all water source, water injection and other injection or disposal wells and systems;

(iv) all facilities, pipelines, gathering systems, equipment, fixtures, inventory, spare parts, tools and other personal property appurtenant to the wells described in (g) (iii) above and dedicated to operations on a Lease;

(v) all surface and subsurface rights, easements, rights-of-way, usage rights, licenses, leases, and rights of access, ingress and egress pertaining to the lands covered by the Leases;

(vi) the Concession Agreement and all Material Agreements primarily used or primarily held for use in connection with the production, gathering, treatment, processing, storage, sale, disposal and other handling of Hydrocarbons or produced water from the Leases;

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(vii) all Permits, orders and authorizations issued by governmental authorities, and any written or oral contract or agreement (including farm-in and farm-out agreements, participation, exploration and development agreements, drilling contracts and service agreements, crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements, joint operating agreements, balancing agreements, unitization agreements, Unit operating agreements; processing agreements, facilities or equipment leases, and other similar contracts), but only insofar as each (A) affects, covers, includes or pertains to the Assets, including the ownership, use or exploitation thereof; and/or (B) provides any right or benefit, or contains or results in any undertaking, liability or obligation with respect to, the Assets; and

(viii) all files, records, and data relating to the Assets described in clauses (i) through (vii) above, which records shall include: lease records; well records; division order records; well files; title records (including abstracts of title, title opinions and memoranda, and title curative documents); engineering records; geological and geophysical data (including seismic data) and all technical evaluations, interpretive data and technical data and information relating to the other Assets; maps; production records; electric logs; core data; pressure data; decline curves and graphical production curves; reserve reports; environmental reports and records; appraisals, joint interest billing decks and other partner details, archeological surveys, surface damage agreements, right of ways, electrical supply agreements, lease operating statements and Asset Tax records; provided, however, that all e-mails and other electronic files on the Company’s servers and networks relating to the items referenced in this clause (viii) and in clauses (i) through (vii) above, in each case, shall be excluded.

(h) “Basket” is defined in Section 13(e)(ii).

(i) “Benefit Plan(s)” means (i) any Pension Plan, Welfare Plan, bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, stock appreciation, phantom stock, retirement, vacation, leave of absence, severance, salary continuation, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship, employment, fringe benefit or other similar agreement, plan, program, arrangement or understanding (whether or not covered under Section 3(3) of ERISA and whether or not legally binding) that is sponsored, maintained, contributed to or required to be contributed to by the Company and as to which the Company has or may have any obligation or liability, contingent or otherwise, thereunder to or for current or former partners, employees, directors or individual consultants and (ii) all employment, consulting, non-competition, employee non-solicitation, employee loan or other compensation agreements or arrangements.

(j) “Business Day” means any day other than Saturday, Sunday or any other day on which banks located in the State of Oklahoma are authorized or obligated to close.

(k) “capital expenditures” is defined in Section 8(b).

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(l) “Claimant” is defined in Section 15(f).

(m) “Closing” and “Closing Date” shall have the meaning set forth in Section 2(d).

(n) “Closing Tax Certificate” shall have the meaning set forth in Section 9(g).

(o) “Code” means the Internal Revenue Code of 1986, as amended.

(p) “Company” is defined in the introductory paragraph.

(q) “Concession Agreement” means the Lease Acquisition and Exploration Agreement, made and entered into as of September 21, 2005, by and between the Osage Tribe of Indians of Oklahoma and the Company as approved by Tribal Resolution No. 31-1240, as amended from time to time.

(r) “Confidential Information” is defined in Section 9(e).

(s) “Defensible Title” means, as to an Asset, such title of the Company that: (i) is deducible of record from the records of the county in which the property is located, and in the case of tribal leases, from the records of the applicable office of the Bureau of Indian Affairs; and (ii) is free and clear of liens and material encumbrances and defects, except for Permitted Encumbrances.

(t) “Distribution Amount” is set forth in Exhibit A.

(u) “Effective Date” means January 1, 2014.

(v) “Environmental Claim” means any claim, demand, suit, action, cause of action, proceeding, investigation or notice to the Company by any Person or entity alleging any potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from (i) the presence, or Release into the environment, of any Hazardous Substance at any location, whether or not owned, leased, operated or used by the Company, and (ii) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

(w) “Environmental Defect” has the meaning provided in Section 10(b)(v).

(x) “Environmental Laws” means all applicable federal, state or local laws, statutes, codes, ordinances, permits, licenses, rules, regulations and common law in effect as of the date hereof, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or to the emission, discharge, release, threatened release, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants or industrial, toxic or hazardous substances, wastes or materials. Environmental Laws include, but are not limited to: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Oil Pollution Control Act, the Endangered Species Act, and the Safe Drinking Water Act, as such acts may have been amended or supplemented from time to time, the state and local counterparts or equivalents of all such acts, and all rules, regulations and orders adopted under any such statutes.

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(y) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(z) “Excluded Assets” means all real and personal property of the Company which is not an Asset as defined herein and all rights, titles, liabilities and interests related thereto. In particular, all cash held by or for the benefit of the Company derived from production from the Assets for periods prior to the Effective Date shall remain the property of the Sellers.

(aa) “from and attributable” is defined in Section 2(c)(i)(B).

(bb) “Hazardous Substance” means (i) chemicals, pollutants, contaminants, wastes, toxic and hazardous substances, and oil and petroleum products, (ii) any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, chlorides, radon gas or related materials or lead or lead-based paint or materials, (iii) any substance, material or waste that requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as hazardous, toxic or otherwise dangerous under any Environmental Laws or (iv) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous.

(cc) “Hedge Transactions” is defined in Section 5(m).

(dd) “Hydrocarbons” means oil, bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, coal bed methane, and any and all other substances produced in association with any of the foregoing, whether liquid, solid, or gaseous.

(ee) “incurred” is defined in Section 2(c)(i)(B).

(ff) “Indemnity Cap” is defined in Section 13(e)(iii).

(gg) “Individual Claim” is defined in Section 13(e)(i).

(hh) “IRS” means the Internal Revenue Service.

(ii) “Knowledge of Sellers” of a fact or matter means the knowledge of any of the Sellers, or an employee of Sellers (including, without limitation, Matson) who has devoted substantial attention to matters of such nature during the ordinary course of his employment with the Sellers.

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(jj) “Laws” is defined in Section 5(f).

(kk) “Leases” means the Oil and Gas Leases issued pursuant to the Concession Agreement and described in Exhibit B.

(ll) “Lien” means any lien, mortgage, pledge, security interest, clouds-on-title, options, or imperfections of title.

(mm) “Losses” is defined in Section 13(a).

(nn) “Majority of Sellers” means Sellers representing greater than fifty percent (50%) of the voting Membership Interests.

(oo) “Material Adverse Change” means any actions, suits, arbitrations, proceedings, facts, circumstances, events, conditions or developments that, individually or in the aggregate, have had or would be reasonably likely to have a Material Adverse Effect.

(pp) “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or business prospects of the Person referenced, taken as a whole, which shall exceed $50,000, except for (i) any such effects resulting from changes affecting the United States economy, financial and capital markets or the oil and gas industry in general, or (ii) changes in the prices generally paid for oil, natural gas or equivalents.

(qq) “Material Agreements” is defined in Section 5(h).

(rr) “Matson” means Shane E. Matson.

(ss) “Membership Interests” is defined in the recitals.

(tt) “NG” means Nadel and Gussman, LLC.

(uu) “OL&C” is defined in Section 9(j)(i).

(vv) “Ordinary Course of Business” means in the ordinary course of business consistent with past custom and practice.

(ww) “Party” and “Parties” shall have the meaning provided in the introductory paragraph.

(xx) “Pension Plan(s)” means any “employee pension benefit plan as such term is defined in Section 3(2) of ERISA (whether or not covered by Section 3(20 of ERISA).

(yy) “Performance Deposit” shall have the meaning set forth in Section 2(b).

(zz) “Permit” shall have the meaning set forth in Section 5(f).

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(aaa) “Permitted Encumbrances” means, with respect to any Asset, any and all of the following, in regard to (i), (ii) and (iii) below only insofar as such were in effect on or before the Effective Date (whether or not filed of record): (i) royalties, overriding royalties, production payments, reversionary interests, convertible interests, net profits interests and similar burdens encumbering an Asset; (ii) consents to assignment and similar contractual provisions affecting transfer of the Asset, provided that such consents, if applicable, have been obtained prior to Closing; (iii) preferential rights to purchase and similar contractual provisions affecting the Asset, provided that such preferential rights, if applicable, have expired or been waived prior to Closing; (iv) rights reserved to or vested in a governmental authority having jurisdiction to control or regulate the Asset, and all applicable Laws of such governmental authorities; (v) easements, rights-of-way, servitudes, sub-surface leases, equipment, pipelines, and utility lines on, over and through the Asset, provided that they do not materially interfere with the operation of the Asset in the manner such operations were conducted as of the Closing; (vi) terms and conditions of unitization, communitization, and pooling agreements, and any other similar agreements affecting the Asset; (vii) terms and conditions of governmental licenses and Permits affecting the Asset; (viii) Liens for Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith in the Ordinary Course of Business; (ix) Liens of operators, mechanics and materialmen relating to obligations not yet delinquent or, if delinquent, being contested in good faith in the Ordinary Course of Business; (x) Liens created by surface owners that do not materially interfere with the use or ownership of the Assets; (xi) zoning Laws, restrictions, surface usage covenants and restrictions, and building and other land use Laws; and (xii) all other Liens, contracts, obligations, defects and irregularities affecting the Assets, provided that the cumulative effect of such items does not materially interfere with the ownership, operation, value or use of the Asset affected thereby and that would not be considered material when applying general standards in the oil and gas industry.

(bbb) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or governmental authority.

(ccc) “Phase I Environmental Assessment” means an assessment of the Company’s compliance with Environmental Laws consisting of examination of the Company’s files and public documents, interviews of personnel of the Company and of other appropriate persons, visual inspection of Company’s property, and NORM and asbestos surveys.

(ddd) “Preliminary Adjusted Purchase Price” is defined in Section 2(c)(vii).

(eee) “Preliminary Settlement Statement” is defined in Section 2(c)(vii).

(fff) “Proceeding” is defined in Section 5(i).

(ggg) “Property Costs” is defined in Section 2(c)(i)(A).

(hhh) “Prospect Interests” mean all the lands depicted on Exhibit D.

36

(iii) “Purchaser” is defined in the introductory paragraph.

(jjj) “Purchaser’s Closing Certificate” is defined in Section 10(c)(ii).

(kkk) “Purchaser Indemnified Parties” is defined in Section 13(b).

(lll) “Records” is defined in Section 7.

(mmm) “Reed Litigation” is defined in Section 9(j)(ii).

(nnn) “Release” means any release, disposal, discharge, injection, spill, leak, pumping, dumping, emission, escape, dispersal, leaching, migration or placing into, through or upon the environment, including any land, soil, surface water, ground water or air.

(ooo) “Respondent” is defined in Section 15(f).

(ppp) “Retained Liabilities” means all Losses arising out of, incident to or in connection with the ownership, operation, use, exploitation or maintenance of any of the Excluded Assets and, except as provided in Section 9(j), all costs, expenses and liabilities relating in any way to the matters set forth on Schedule 5(i).

(qqq) “Securities Act” is defined in Section 6(g)(ii).

(rrr) “Sellers” is defined in the introductory paragraph.

(sss) “Seller Indemnified Parties” is defined in Section 13(d).

(ttt) “Seller’s Closing Certificate” is defined in Section 10(b)(ii).

(uuu) “Sharing Ratio” shall be as set forth in Exhibit A.

(vvv) “Surviving Covenants” is defined in Section 12.

(www) “Tax” or “Taxes” means any and all taxes, including any interest, fines, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, severance taxes, license charges, taxes on stock, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation and other obligations of the same or of a similar nature to any of the foregoing.

(xxx) “Tax Proceeding” is defined in Section 9(h).

(yyy) “Tax Return” means any report, return (including any information return), declaration, statement, bill, schedule, claim for refund or written information required to be supplied to a federal, state, local or foreign taxing authority in connection with Taxes, including any amendments thereof or any schedule or attachment thereto.

37

(zzz) “Transition Services Agreement” is defined in Section 9(a).

(aaaa) “Welfare Plan(s)” means any employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA (whether or not covered by Section 3(1) of ERISA).

(bbbb) “Wells” means all wells for the purpose of discovering or producing Hydrocarbons or disposing of fluids produced in connection with the production of Hydrocarbons located on the Leases, including the Wells described on Exhibit B.

[Signatures Appear On Following Pages]

38

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first set forth above.

PURCHASER:	BANDOLIER ENERGY, LLC

	By:	/s/ Shane E. Matson
	Name:	Shane E. Matson
	Title:	President

SELLERS:	NADEL AND GUSSMAN, LLC

	By:	Nadel and Gussman Management, LLC,
Its Manager

	By:	/s/ James F. Adelson
James F. Adelson, Manager

/s/ Charles Wickstrom
CHARLES W. WICKSTROM

/s/ Shane E. Matson
SHANE E. MATSON

COMPANY:	SPYGLASS ENERGY GROUP, LLC

	By:	Nadel and Gussman Management, LLC,
its Manager

	By:	/s/ James F. Adelson
James F. Adelson, Manager

39

***The following exhibits and schedules to the Securities Purchase Agreement have been omitted as they do not contain information which is material to an investment decision or which is not otherwise disclosed in the Securities Purchase Agreement or the Form 8-K. The Company shall furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.***

Exhibit A	Sellers, Membership Interests, Distribution Amounts and Sharing Ratios
Exhibit C	Form of Spousal Consent
Exhibit E	Form of Assignment of Membership Interests
Exhibit F	Company Certificate of Good Standing and Form of Incumbency Certificate
Exhibit H	Form of Transition Services Agreement
Exhibit I	Form of Sellers’ Closing Tax Certificates

Schedule 2(c)(vii)	Preliminary Settlement Statement
Schedule 4(b)	Required Authorizations and Consents
Schedule 5(a)	Company Governing Documents
Schedule 5(h)	Material Agreements
Schedule 5(i)	Litigation Proceedings
Schedule 5(k)	Insurance Policies and Bonds
Schedule 5(p)	Preferential Rights and Restrictions on Transfer
Schedule 5(u)	Additional Liabilities
Schedule 5(v)	Environmental Matters
Schedule 5(x)	Equitable and Beneficial Interests
Schedule 10(b)(ii)	Sellers’ Closing Certificates
Schedule 10(c)(ii)	Purchaser’s Closing Certificate
Schedule 10(c)(iii)	Purchaser’s Evidence of Insurance and Bonds

LEASES

Quarter	Section	Township	Township Direction	Range	Range Direction	Acres	Status
NE	27	27	N	8	E	154.35	HBP
NE	25	28	N	7	E	159.24	HBP
NW	4	26	N	7	E	159.78	HBP
NW	29	26	N	7	E	161.22	HBP
NW	32	26	N	7	E	161.79	HBP
NW	8	27	N	7	E	162.02	HBP
NW	9	27	N	7	E	159.40	HBP
NW	15	27	N	7	E	158.31	HBP
NW	16	27	N	7	E	159.37	HBP
NW	17	27	N	7	E	159.74	HBP
NW	22	27	N	7	E	157.87	HBP
NW	22	27	N	8	E	153.25	HBP
SE	20	26	N	7	E	160.80	HBP
SE	22	27	N	8	E	153.45	HBP
SE	25	28	N	7	E	159.54	HBP
SW	20	26	N	7	E	160.89	HBP
SW	29	26	N	7	E	161.54	HBP
SW	8	27	N	7	E	161.66	HBP
SW	9	27	N	7	E	159.69	HBP
SW	10	27	N	7	E	160.48	HBP
SW	15	27	N	7	E	157.79	HBP
SW	16	27	N	7	E	159.41	HBP
SW	17	27	N	7	E	159.57	HBP
SW	33	27	N	7	E	156.57	HBP
SW	22	27	N	8	E	152.54	HBP
Total Leases	25				Total Acres	3970.27	

Quarter	Section	Township	Township Direction	Range	Range Direction	Acres	Status
NE	4	26	N	7	E	158.27	Active Lease
NE	5	26	N	7	E	160.90	Active Lease
NE	8	26	N	7	E	158.61	Active Lease
NE	9	26	N	7	E	157.32	Active Lease
NE	21	26	N	7	E	160.63	Active Lease
NE	27	26	N	7	E	158.18	Active Lease
NE	28	26	N	7	E	160.74	Active Lease
NE	1	27	N	6	E	161.32	Active Lease
NE	12	27	N	6	E	159.46	Active Lease
NE	13	27	N	6	E	158.44	Active Lease
NE	7	27	N	7	E	147.37	Active Lease
NE	8	27	N	7	E	161.86	Active Lease
NE	9	27	N	7	E	159.40	Active Lease
NE	16	27	N	7	E	159.12	Active Lease
NE	17	27	N	7	E	160.42	Active Lease
NE	32	27	N	7	E	157.49	Active Lease
NE	10	27	N	8	E	156.38	Active Lease

NE	15	27	N	8	E	157.67	Active Lease
NE	22	27	N	8	E	154.16	Active Lease
NE	24	27	N	8	E	156.12	Active Lease
NE	25	27	N	8	E	156.88	Active Lease
NE	26	28	N	6	E	159.91	Active Lease
NW	8	26	N	7	E	158.68	Active Lease
NW	9	26	N	7	E	157.00	Active Lease
NW	21	26	N	7	E	160.11	Active Lease
NW	27	26	N	7	E	158.24	Active Lease
NW	28	26	N	7	E	161.59	Active Lease
NW	1	27	N	6	E	162.18	Active Lease
NW	12	27	N	6	E	159.29	Active Lease
NW	13	27	N	6	E	158.17	Active Lease
NW	33	27	N	7	E	155.04	Active Lease
NW	10	27	N	8	E	155.59	Active Lease
NW	15	27	N	8	E	157.89	Active Lease
NW	24	27	N	8	E	156.06	Active Lease
NW	25	27	N	8	E	156.48	Active Lease
SE	4	26	N	7	E	158.04	Active Lease
SE	5	26	N	7	E	161.47	Active Lease
SE	8	26	N	7	E	159.43	Active Lease
SE	9	26	N	7	E	157.09	Active Lease
SE	21	26	N	7	E	161.40	Active Lease
SE	22	26	N	7	E	161.08	Active Lease
SE	27	26	N	7	E	157.38	Active Lease
SE	28	26	N	7	E	161.04	Active Lease
SE	1	27	N	6	E	161.02	Active Lease
SE	12	27	N	6	E	159.07	Active Lease
SE	13	27	N	6	E	158.66	Active Lease
SE	7	27	N	7	E	148.49	Active Lease
SE	8	27	N	7	E	161.48	Active Lease
SE	9	27	N	7	E	159.70	Active Lease
SE	16	27	N	7	E	159.14	Active Lease
SE	17	27	N	7	E	160.24	Active Lease
SE	32	27	N	7	E	156.31	Active Lease
SE	10	27	N	8	E	157.82	Active Lease
SE	15	27	N	8	E	156.07	Active Lease
SE	24	27	N	8	E	156.62	Active Lease
SE	25	27	N	8	E	156.64	Active Lease
SE	27	27	N	8	E	155.27	Active Lease
SE	26	28	N	7	E	158.25	Active Lease
SW	4	26	N	7	E	159.55	Active Lease
SW	8	26	N	7	E	159.51	Active Lease
SW	9	26	N	7	E	156.75	Active Lease
SW	21	26	N	7	E	160.90	Active Lease
SW	22	26	N	7	E	160.66	Active Lease
SW	27	26	N	7	E	157.47	Active Lease

SW	28	26	N	7	E	161.89	Active Lease
SW	1	27	N	6	E	161.86	Active Lease
SW	12	27	N	6	E	158.92	Active Lease
SW	13	27	N	6	E	158.41	Active Lease
SW	10	27	N	8	E	157.02	Active Lease
SW	15	27	N	8	E	156.28	Active Lease
SW	24	27	N	8	E	156.54	Active Lease
SW	25	27	N	8	E	156.22	Active Lease
SW	25	28	N	7	E	158.85	Active Lease

Total Leases 73 Total Acres 11559.51

Quarter	Section	Township	Township Direction	Range	Range Direction	Acres	Status
NE	1	25	N	7	E	156.83	Concessioned Lease
NE	2	25	N	7	E	158.05	Concessioned Lease
NE	3	25	N	7	E	160.68	Concessioned Lease
NE	4	25	N	7	E	160.28	Concessioned Lease
NE	5	25	N	7	E	158.67	Concessioned Lease
NE	6	25	N	7	E	156.63	Concessioned Lease
NE	7	25	N	7	E	157.50	Concessioned Lease
NE	8	25	N	7	E	163.22	Concessioned Lease
NE	10	25	N	7	E	162.52	Concessioned Lease
NE	11	25	N	7	E	158.98	Concessioned Lease
NE	14	25	N	7	E	157.49	Concessioned Lease
NE	15	25	N	7	E	162.69	Concessioned Lease
NE	4	25	N	8	E	156.96	Concessioned Lease
NE	5	25	N	8	E	157.31	Concessioned Lease
NE	6	25	N	8	E	153.27	Concessioned Lease
NE	8	25	N	8	E	160.18	Concessioned Lease
NE	1	26	N	6	E	160.39	Concessioned Lease
NE	2	26	N	6	E	161.21	Concessioned Lease
NE	11	26	N	6	E	158.18	Concessioned Lease
NE	12	26	N	6	E	160.61	Concessioned Lease
NE	13	26	N	6	E	160.40	Concessioned Lease
NE	24	26	N	6	E	160.31	Concessioned Lease
NE	25	26	N	6	E	159.69	Concessioned Lease
NE	36	26	N	6	E	158.93	Concessioned Lease
NE	1	26	N	7	E	159.79	Concessioned Lease
NE	3	26	N	7	E	156.96	Concessioned Lease
NE	6	26	N	7	E	154.46	Concessioned Lease
NE	7	26	N	7	E	149.65	Concessioned Lease
NE	10	26	N	7	E	158.55	Concessioned Lease
NE	11	26	N	7	E	160.77	Concessioned Lease
NE	12	26	N	7	E	159.45	Concessioned Lease
NE	13	26	N	7	E	158.33	Concessioned Lease
NE	14	26	N	7	E	161.06	Concessioned Lease
NE	16	26	N	7	E	160.64	Concessioned Lease

NE	17	26	N	7	E	161.08	Concessioned Lease
NE	18	26	N	7	E	154.90	Concessioned Lease
NE	19	26	N	7	E	157.17	Concessioned Lease
NE	20	26	N	7	E	160.29	Concessioned Lease
NE	23	26	N	7	E	161.97	Concessioned Lease
NE	24	26	N	7	E	156.92	Concessioned Lease
NE	25	26	N	7	E	158.07	Concessioned Lease
NE	26	26	N	7	E	161.63	Concessioned Lease
NE	29	26	N	7	E	161.74	Concessioned Lease
NE	30	26	N	7	E	156.09	Concessioned Lease
NE	31	26	N	7	E	156.00	Concessioned Lease
NE	32	26	N	7	E	161.79	Concessioned Lease
NE	33	26	N	7	E	162.73	Concessioned Lease
NE	34	26	N	7	E	159.61	Concessioned Lease
NE	35	26	N	7	E	162.13	Concessioned Lease
NE	36	26	N	7	E	159.64	Concessioned Lease
NE	3	26	N	8	E	150.73	Concessioned Lease
NE	4	26	N	8	E	158.23	Concessioned Lease
NE	5	26	N	8	E	161.85	Concessioned Lease
NE	6	26	N	8	E	153.60	Concessioned Lease
NE	7	26	N	8	E	155.02	Concessioned Lease
NE	8	26	N	8	E	163.98	Concessioned Lease
NE	16	26	N	8	E	161.12	Concessioned Lease
NE	17	26	N	8	E	162.36	Concessioned Lease
NE	19	26	N	8	E	152.70	Concessioned Lease
NE	20	26	N	8	E	156.90	Concessioned Lease
NE	21	26	N	8	E	159.86	Concessioned Lease
NE	28	26	N	8	E	160.33	Concessioned Lease
NE	29	26	N	8	E	153.68	Concessioned Lease
NE	30	26	N	8	E	152.60	Concessioned Lease
NE	31	26	N	8	E	154.94	Concessioned Lease
NE	33	26	N	8	E	162.22	Concessioned Lease
NE	2	27	N	6	E	162.04	Concessioned Lease
NE	3	27	N	6	E	162.42	Concessioned Lease
NE	4	27	N	6	E	160.77	Concessioned Lease
NE	5	27	N	6	E	160.63	Concessioned Lease
NE	6	27	N	6	E	158.57	Concessioned Lease
NE	8	27	N	6	E	159.10	Concessioned Lease
NE	9	27	N	6	E	158.62	Concessioned Lease
NE	10	27	N	6	E	161.08	Concessioned Lease
NE	11	27	N	6	E	159.59	Concessioned Lease
NE	14	27	N	6	E	159.20	Concessioned Lease
NE	15	27	N	6	E	160.80	Concessioned Lease
NE	16	27	N	6	E	160.30	Concessioned Lease
NE	21	27	N	6	E	157.73	Concessioned Lease
NE	22	27	N	6	E	160.65	Concessioned Lease
NE	23	27	N	6	E	159.44	Concessioned Lease

NE	24	27	N	6	E	159.89	Concessioned Lease
NE	25	27	N	6	E	159.33	Concessioned Lease
NE	26	27	N	6	E	161.37	Concessioned Lease
NE	27	27	N	6	E	162.27	Concessioned Lease
NE	35	27	N	6	E	160.71	Concessioned Lease
NE	36	27	N	6	E	157.88	Concessioned Lease
NE	2	27	N	7	E	164.08	Concessioned Lease
NE	3	27	N	7	E	164.25	Concessioned Lease
NE	4	27	N	7	E	162.15	Concessioned Lease
NE	5	27	N	7	E	162.33	Concessioned Lease
NE	6	27	N	7	E	147.98	Concessioned Lease
NE	10	27	N	7	E	161.00	Concessioned Lease
NE	13	27	N	7	E	155.19	Concessioned Lease
NE	14	27	N	7	E	159.82	Concessioned Lease
NE	15	27	N	7	E	156.60	Concessioned Lease
NE	18	27	N	7	E	147.99	Concessioned Lease
NE	19	27	N	7	E	151.76	Concessioned Lease
NE	20	27	N	7	E	163.01	Concessioned Lease
NE	21	27	N	7	E	158.90	Concessioned Lease
NE	22	27	N	7	E	158.80	Concessioned Lease
NE	23	27	N	7	E	159.26	Concessioned Lease
NE	24	27	N	7	E	159.07	Concessioned Lease
NE	25	27	N	7	E	158.18	Concessioned Lease
NE	26	27	N	7	E	159.87	Concessioned Lease
NE	27	27	N	7	E	157.40	Concessioned Lease
NE	28	27	N	7	E	156.98	Concessioned Lease
NE	29	27	N	7	E	162.03	Concessioned Lease
NE	30	27	N	7	E	152.56	Concessioned Lease
NE	31	27	N	7	E	148.81	Concessioned Lease
NE	33	27	N	7	E	157.07	Concessioned Lease
NE	34	27	N	7	E	158.56	Concessioned Lease
NE	35	27	N	7	E	161.23	Concessioned Lease
NE	36	27	N	7	E	157.80	Concessioned Lease
NE	7	27	N	8	E	155.99	Concessioned Lease
NE	8	27	N	8	E	159.85	Concessioned Lease
NE	17	27	N	8	E	160.50	Concessioned Lease
NE	20	27	N	8	E	156.07	Concessioned Lease
NE	21	27	N	8	E	159.02	Concessioned Lease
NE	29	27	N	8	E	162.88	Concessioned Lease
NE	30	27	N	8	E	154.50	Concessioned Lease
NE	31	27	N	8	E	153.44	Concessioned Lease
NE	32	27	N	8	E	164.20	Concessioned Lease
NE	33	27	N	8	E	159.74	Concessioned Lease
NE	34	27	N	8	E	156.44	Concessioned Lease
NE	25	28	N	6	E	160.31	Concessioned Lease
NE	27	28	N	6	E	159.94	Concessioned Lease
NE	28	28	N	6	E	159.33	Concessioned Lease

NE	29	28	N	6	E	160.67	Concessioned Lease
NE	30	28	N	6	E	157.11	Concessioned Lease
NE	31	28	N	6	E	157.61	Concessioned Lease
NE	32	28	N	6	E	160.02	Concessioned Lease
NE	33	28	N	6	E	158.93	Concessioned Lease
NE	34	28	N	6	E	160.85	Concessioned Lease
NE	35	28	N	6	E	159.34	Concessioned Lease
NE	36	28	N	6	E	160.31	Concessioned Lease
NE	26	28	N	7	E	157.96	Concessioned Lease
NE	30	28	N	7	E	144.87	Concessioned Lease
NE	31	28	N	7	E	145.60	Concessioned Lease
NE	32	28	N	7	E	157.42	Concessioned Lease
NE	33	28	N	7	E	158.44	Concessioned Lease
NE	34	28	N	7	E	156.22	Concessioned Lease
NE	35	28	N	7	E	158.64	Concessioned Lease
NE	36	28	N	7	E	160.38	Concessioned Lease
NW	1	25	N	7	E	156.17	Concessioned Lease
NW	2	25	N	7	E	159.40	Concessioned Lease
NW	3	25	N	7	E	160.85	Concessioned Lease
NW	4	25	N	7	E	158.77	Concessioned Lease
NW	5	25	N	7	E	159.49	Concessioned Lease
NW	6	25	N	7	E	157.30	Concessioned Lease
NW	8	25	N	7	E	162.62	Concessioned Lease
NW	9	25	N	7	E	161.13	Concessioned Lease
NW	11	25	N	7	E	159.06	Concessioned Lease
NW	12	25	N	7	E	157.83	Concessioned Lease
NW	13	25	N	7	E	156.21	Concessioned Lease
NW	14	25	N	7	E	158.33	Concessioned Lease
NW	4	25	N	8	E	157.55	Concessioned Lease
NW	5	25	N	8	E	158.06	Concessioned Lease
NW	6	25	N	8	E	153.19	Concessioned Lease
NW	7	25	N	8	E	155.40	Concessioned Lease
NW	18	25	N	8	E	156.80	Concessioned Lease
NW	1	26	N	6	E	160.02	Concessioned Lease
NW	12	26	N	6	E	159.75	Concessioned Lease
NW	13	26	N	6	E	160.24	Concessioned Lease
NW	24	26	N	6	E	160.72	Concessioned Lease
NW	25	26	N	6	E	159.61	Concessioned Lease
NW	3	26	N	7	E	156.06	Concessioned Lease
NW	5	26	N	7	E	161.66	Concessioned Lease
NW	6	26	N	7	E	153.52	Concessioned Lease
NW	7	26	N	7	E	150.22	Concessioned Lease
NW	10	26	N	7	E	157.97	Concessioned Lease
NW	11	26	N	7	E	159.93	Concessioned Lease
NW	12	26	N	7	E	159.79	Concessioned Lease
NW	13	26	N	7	E	157.93	Concessioned Lease
NW	14	26	N	7	E	160.90	Concessioned Lease

NW	16	26	N	7	E	159.06	Concessioned Lease
NW	17	26	N	7	E	161.35	Concessioned Lease
NW	18	26	N	7	E	154.88	Concessioned Lease
NW	19	26	N	7	E	157.00	Concessioned Lease
NW	20	26	N	7	E	160.38	Concessioned Lease
NW	23	26	N	7	E	163.33	Concessioned Lease
NW	24	26	N	7	E	156.49	Concessioned Lease
NW	25	26	N	7	E	158.14	Concessioned Lease
NW	26	26	N	7	E	160.86	Concessioned Lease
NW	30	26	N	7	E	156.33	Concessioned Lease
NW	31	26	N	7	E	155.50	Concessioned Lease
NW	33	26	N	7	E	162.13	Concessioned Lease
NW	34	26	N	7	E	159.86	Concessioned Lease
NW	35	26	N	7	E	162.12	Concessioned Lease
NW	36	26	N	7	E	159.73	Concessioned Lease
NW	3	26	N	8	E	152.42	Concessioned Lease
NW	4	26	N	8	E	158.48	Concessioned Lease
NW	5	26	N	8	E	161.53	Concessioned Lease
NW	6	26	N	8	E	153.38	Concessioned Lease
NW	7	26	N	8	E	155.32	Concessioned Lease
NW	8	26	N	8	E	162.94	Concessioned Lease
NW	9	26	N	8	E	158.73	Concessioned Lease
NW	16	26	N	8	E	161.04	Concessioned Lease
NW	17	26	N	8	E	161.99	Concessioned Lease
NW	19	26	N	8	E	152.86	Concessioned Lease
NW	20	26	N	8	E	157.36	Concessioned Lease
NW	21	26	N	8	E	159.88	Concessioned Lease
NW	28	26	N	8	E	160.32	Concessioned Lease
NW	29	26	N	8	E	154.44	Concessioned Lease
NW	30	26	N	8	E	153.16	Concessioned Lease
NW	32	26	N	8	E	160.57	Concessioned Lease
NW	2	27	N	6	E	161.62	Concessioned Lease
NW	3	27	N	6	E	162.76	Concessioned Lease
NW	4	27	N	6	E	160.12	Concessioned Lease
NW	5	27	N	6	E	160.96	Concessioned Lease
NW	6	27	N	6	E	157.92	Concessioned Lease
NW	8	27	N	6	E	158.76	Concessioned Lease
NW	9	27	N	6	E	159.04	Concessioned Lease
NW	10	27	N	6	E	160.57	Concessioned Lease
NW	11	27	N	6	E	159.84	Concessioned Lease
NW	14	27	N	6	E	159.45	Concessioned Lease
NW	15	27	N	6	E	161.56	Concessioned Lease
NW	16	27	N	6	E	160.22	Concessioned Lease
NW	22	27	N	6	E	160.32	Concessioned Lease
NW	23	27	N	6	E	158.85	Concessioned Lease
NW	24	27	N	6	E	159.81	Concessioned Lease
NW	25	27	N	6	E	159.74	Concessioned Lease

NW	26	27	N	6	E	161.87	Concessioned Lease
NW	35	27	N	6	E	160.71	Concessioned Lease
NW	36	27	N	6	E	158.73	Concessioned Lease
NW	2	27	N	7	E	164.83	Concessioned Lease
NW	3	27	N	7	E	163.74	Concessioned Lease
NW	4	27	N	7	E	161.49	Concessioned Lease
NW	5	27	N	7	E	161.64	Concessioned Lease
NW	6	27	N	7	E	147.83	Concessioned Lease
NW	7	27	N	7	E	147.05	Concessioned Lease
NW	10	27	N	7	E	160.75	Concessioned Lease
NW	11	27	N	7	E	161.72	Concessioned Lease
NW	13	27	N	7	E	156.82	Concessioned Lease
NW	14	27	N	7	E	157.55	Concessioned Lease
NW	18	27	N	7	E	148.38	Concessioned Lease
NW	19	27	N	7	E	151.44	Concessioned Lease
NW	20	27	N	7	E	162.34	Concessioned Lease
NW	21	27	N	7	E	160.91	Concessioned Lease
NW	23	27	N	7	E	160.77	Concessioned Lease
NW	24	27	N	7	E	156.33	Concessioned Lease
NW	25	27	N	7	E	157.02	Concessioned Lease
NW	26	27	N	7	E	159.97	Concessioned Lease
NW	27	27	N	7	E	157.23	Concessioned Lease
NW	28	27	N	7	E	157.82	Concessioned Lease
NW	29	27	N	7	E	162.98	Concessioned Lease
NW	30	27	N	7	E	151.60	Concessioned Lease
NW	31	27	N	7	E	149.87	Concessioned Lease
NW	32	27	N	7	E	157.15	Concessioned Lease
NW	34	27	N	7	E	158.81	Concessioned Lease
NW	35	27	N	7	E	161.30	Concessioned Lease
NW	36	27	N	7	E	158.47	Concessioned Lease
NW	7	27	N	8	E	155.74	Concessioned Lease
NW	8	27	N	8	E	159.93	Concessioned Lease
NW	17	27	N	8	E	159.73	Concessioned Lease
NW	19	27	N	8	E	156.36	Concessioned Lease
NW	20	27	N	8	E	157.76	Concessioned Lease
NW	21	27	N	8	E	157.32	Concessioned Lease
NW	29	27	N	8	E	163.58	Concessioned Lease
NW	30	27	N	8	E	154.10	Concessioned Lease
NW	31	27	N	8	E	152.40	Concessioned Lease
NW	32	27	N	8	E	162.66	Concessioned Lease
NW	33	27	N	8	E	161.48	Concessioned Lease
NW	34	27	N	8	E	155.70	Concessioned Lease
NW	25	28	N	6	E	160.15	Concessioned Lease
NW	26	28	N	6	E	159.90	Concessioned Lease
NW	27	28	N	6	E	159.69	Concessioned Lease
NW	28	28	N	6	E	159.66	Concessioned Lease
NW	29	28	N	6	E	161.02	Concessioned Lease

NW	30	28	N	6	E	157.11	Concessioned Lease
NW	31	28	N	6	E	157.53	Concessioned Lease
NW	32	28	N	6	E	160.27	Concessioned Lease
NW	33	28	N	6	E	159.10	Concessioned Lease
NW	34	28	N	6	E	160.59	Concessioned Lease
NW	35	28	N	6	E	159.59	Concessioned Lease
NW	36	28	N	6	E	160.39	Concessioned Lease
NW	25	28	N	7	E	158.57	Concessioned Lease
NW	26	28	N	7	E	157.69	Concessioned Lease
NW	29	28	N	7	E	157.39	Concessioned Lease
NW	30	28	N	7	E	145.79	Concessioned Lease
NW	31	28	N	7	E	145.65	Concessioned Lease
NW	32	28	N	7	E	158.17	Concessioned Lease
NW	33	28	N	7	E	158.19	Concessioned Lease
NW	34	28	N	7	E	156.71	Concessioned Lease
NW	35	28	N	7	E	157.98	Concessioned Lease
NW	36	28	N	7	E	159.29	Concessioned Lease
NW	30	28	N	8	E	153.50	Concessioned Lease
NW	31	28	N	8	E	154.29	Concessioned Lease
SE	1	25	N	7	E	156.73	Concessioned Lease
SE	2	25	N	7	E	157.80	Concessioned Lease
SE	3	25	N	7	E	162.08	Concessioned Lease
SE	4	25	N	7	E	159.72	Concessioned Lease
SE	5	25	N	7	E	159.09	Concessioned Lease
SE	6	25	N	7	E	156.59	Concessioned Lease
SE	7	25	N	7	E	157.60	Concessioned Lease
SE	9	25	N	7	E	160.45	Concessioned Lease
SE	10	25	N	7	E	162.69	Concessioned Lease
SE	11	25	N	7	E	158.86	Concessioned Lease
SE	14	25	N	7	E	157.17	Concessioned Lease
SE	4	25	N	8	E	156.06	Concessioned Lease
SE	5	25	N	8	E	157.81	Concessioned Lease
SE	6	25	N	8	E	153.23	Concessioned Lease
SE	7	25	N	8	E	155.86	Concessioned Lease
SE	8	25	N	8	E	160.61	Concessioned Lease
SE	1	26	N	6	E	161.97	Concessioned Lease
SE	2	26	N	6	E	161.45	Concessioned Lease
SE	12	26	N	6	E	159.71	Concessioned Lease
SE	13	26	N	6	E	160.37	Concessioned Lease
SE	24	26	N	6	E	159.73	Concessioned Lease
SE	25	26	N	6	E	159.72	Concessioned Lease
SE	1	26	N	7	E	159.27	Concessioned Lease
SE	3	26	N	7	E	158.00	Concessioned Lease
SE	6	26	N	7	E	152.98	Concessioned Lease
SE	7	26	N	7	E	151.54	Concessioned Lease
SE	11	26	N	7	E	161.15	Concessioned Lease
SE	12	26	N	7	E	158.73	Concessioned Lease

SE	13	26	N	7	E	158.02	Concessioned Lease
SE	14	26	N	7	E	161.97	Concessioned Lease
SE	16	26	N	7	E	161.05	Concessioned Lease
SE	17	26	N	7	E	160.03	Concessioned Lease
SE	18	26	N	7	E	156.41	Concessioned Lease
SE	19	26	N	7	E	156.72	Concessioned Lease
SE	23	26	N	7	E	161.59	Concessioned Lease
SE	24	26	N	7	E	157.08	Concessioned Lease
SE	25	26	N	7	E	158.76	Concessioned Lease
SE	26	26	N	7	E	161.52	Concessioned Lease
SE	29	26	N	7	E	162.05	Concessioned Lease
SE	30	26	N	7	E	155.57	Concessioned Lease
SE	31	26	N	7	E	156.84	Concessioned Lease
SE	32	26	N	7	E	161.21	Concessioned Lease
SE	33	26	N	7	E	162.29	Concessioned Lease
SE	34	26	N	7	E	160.47	Concessioned Lease
SE	35	26	N	7	E	161.41	Concessioned Lease
SE	36	26	N	7	E	159.37	Concessioned Lease
SE	4	26	N	8	E	157.25	Concessioned Lease
SE	5	26	N	8	E	163.03	Concessioned Lease
SE	6	26	N	8	E	154.71	Concessioned Lease
SE	8	26	N	8	E	163.20	Concessioned Lease
SE	9	26	N	8	E	159.88	Concessioned Lease
SE	16	26	N	8	E	161.90	Concessioned Lease
SE	17	26	N	8	E	161.15	Concessioned Lease
SE	18	26	N	8	E	154.19	Concessioned Lease
SE	19	26	N	8	E	152.93	Concessioned Lease
SE	20	26	N	8	E	154.83	Concessioned Lease
SE	21	26	N	8	E	161.37	Concessioned Lease
SE	29	26	N	8	E	155.38	Concessioned Lease
SE	30	26	N	8	E	152.29	Concessioned Lease
SE	31	26	N	8	E	155.72	Concessioned Lease
SE	32	26	N	8	E	160.69	Concessioned Lease
SE	33	26	N	8	E	162.33	Concessioned Lease
SE	2	27	N	6	E	161.86	Concessioned Lease
SE	3	27	N	6	E	162.85	Concessioned Lease
SE	4	27	N	6	E	160.87	Concessioned Lease
SE	5	27	N	6	E	160.45	Concessioned Lease
SE	8	27	N	6	E	158.98	Concessioned Lease
SE	9	27	N	6	E	158.98	Concessioned Lease
SE	10	27	N	6	E	160.69	Concessioned Lease
SE	11	27	N	6	E	160.03	Concessioned Lease
SE	14	27	N	6	E	158.48	Concessioned Lease
SE	15	27	N	6	E	161.50	Concessioned Lease
SE	16	27	N	6	E	159.43	Concessioned Lease
SE	22	27	N	6	E	159.73	Concessioned Lease
SE	23	27	N	6	E	159.93	Concessioned Lease

SE	24	27	N	6	E	159.65	Concessioned Lease
SE	25	27	N	6	E	159.50	Concessioned Lease
SE	26	27	N	6	E	161.67	Concessioned Lease
SE	27	27	N	6	E	162.84	Concessioned Lease
SE	35	27	N	6	E	161.08	Concessioned Lease
SE	36	27	N	6	E	157.84	Concessioned Lease
SE	3	27	N	7	E	164.68	Concessioned Lease
SE	4	27	N	7	E	162.24	Concessioned Lease
SE	5	27	N	7	E	163.24	Concessioned Lease
SE	6	27	N	7	E	147.46	Concessioned Lease
SE	10	27	N	7	E	160.76	Concessioned Lease
SE	11	27	N	7	E	161.27	Concessioned Lease
SE	13	27	N	7	E	155.55	Concessioned Lease
SE	14	27	N	7	E	160.30	Concessioned Lease
SE	15	27	N	7	E	156.11	Concessioned Lease
SE	18	27	N	7	E	149.02	Concessioned Lease
SE	19	27	N	7	E	151.85	Concessioned Lease
SE	20	27	N	7	E	163.38	Concessioned Lease
SE	21	27	N	7	E	158.31	Concessioned Lease
SE	22	27	N	7	E	158.62	Concessioned Lease
SE	23	27	N	7	E	159.26	Concessioned Lease
SE	24	27	N	7	E	159.03	Concessioned Lease
SE	25	27	N	7	E	158.61	Concessioned Lease
SE	26	27	N	7	E	159.82	Concessioned Lease
SE	27	27	N	7	E	157.41	Concessioned Lease
SE	28	27	N	7	E	156.05	Concessioned Lease
SE	29	27	N	7	E	162.21	Concessioned Lease
SE	30	27	N	7	E	152.99	Concessioned Lease
SE	31	27	N	7	E	149.58	Concessioned Lease
SE	33	27	N	7	E	158.58	Concessioned Lease
SE	34	27	N	7	E	157.77	Concessioned Lease
SE	36	27	N	7	E	158.65	Concessioned Lease
SE	8	27	N	8	E	160.55	Concessioned Lease
SE	17	27	N	8	E	160.26	Concessioned Lease
SE	19	27	N	8	E	152.82	Concessioned Lease
SE	20	27	N	8	E	157.28	Concessioned Lease
SE	21	27	N	8	E	159.31	Concessioned Lease
SE	29	27	N	8	E	162.36	Concessioned Lease
SE	30	27	N	8	E	154.72	Concessioned Lease
SE	31	27	N	8	E	153.25	Concessioned Lease
SE	32	27	N	8	E	163.79	Concessioned Lease
SE	33	27	N	8	E	159.49	Concessioned Lease
SE	34	27	N	8	E	155.85	Concessioned Lease
SE	25	28	N	6	E	160.87	Concessioned Lease
SE	26	28	N	6	E	159.58	Concessioned Lease
SE	27	28	N	6	E	160.50	Concessioned Lease
SE	28	28	N	6	E	159.08	Concessioned Lease

SE	29	28	N	6	E	160.42	Concessioned Lease
SE	30	28	N	6	E	157.68	Concessioned Lease
SE	31	28	N	6	E	157.71	Concessioned Lease
SE	32	28	N	6	E	159.90	Concessioned Lease
SE	33	28	N	6	E	158.74	Concessioned Lease
SE	34	28	N	6	E	160.67	Concessioned Lease
SE	35	28	N	6	E	159.62	Concessioned Lease
SE	36	28	N	6	E	160.07	Concessioned Lease
SE	29	28	N	7	E	157.58	Concessioned Lease
SE	30	28	N	7	E	144.75	Concessioned Lease
SE	31	28	N	7	E	146.42	Concessioned Lease
SE	32	28	N	7	E	157.85	Concessioned Lease
SE	33	28	N	7	E	157.48	Concessioned Lease
SE	34	28	N	7	E	156.85	Concessioned Lease
SE	35	28	N	7	E	158.61	Concessioned Lease
SE	36	28	N	7	E	159.59	Concessioned Lease
SE	30	28	N	8	E	152.99	Concessioned Lease
SW	1	25	N	7	E	156.06	Concessioned Lease
SW	2	25	N	7	E	159.15	Concessioned Lease
SW	4	25	N	7	E	158.20	Concessioned Lease
SW	5	25	N	7	E	159.91	Concessioned Lease
SW	6	25	N	7	E	157.25	Concessioned Lease
SW	8	25	N	7	E	163.14	Concessioned Lease
SW	9	25	N	7	E	160.95	Concessioned Lease
SW	10	25	N	7	E	163.29	Concessioned Lease
SW	11	25	N	7	E	158.95	Concessioned Lease
SW	12	25	N	7	E	157.45	Concessioned Lease
SW	13	25	N	7	E	156.78	Concessioned Lease
SW	14	25	N	7	E	158.01	Concessioned Lease
SW	4	25	N	8	E	156.63	Concessioned Lease
SW	5	25	N	8	E	158.57	Concessioned Lease
SW	6	25	N	8	E	153.15	Concessioned Lease
SW	8	25	N	8	E	160.53	Concessioned Lease
SW	1	26	N	6	E	161.62	Concessioned Lease
SW	12	26	N	6	E	158.86	Concessioned Lease
SW	13	26	N	6	E	160.20	Concessioned Lease
SW	24	26	N	6	E	160.15	Concessioned Lease
SW	25	26	N	6	E	159.63	Concessioned Lease
SW	1	26	N	7	E	159.60	Concessioned Lease
SW	2	26	N	7	E	160.13	Concessioned Lease
SW	3	26	N	7	E	157.08	Concessioned Lease
SW	5	26	N	7	E	162.24	Concessioned Lease
SW	6	26	N	7	E	152.02	Concessioned Lease
SW	7	26	N	7	E	152.10	Concessioned Lease
SW	10	26	N	7	E	158.06	Concessioned Lease
SW	11	26	N	7	E	160.30	Concessioned Lease
SW	12	26	N	7	E	159.07	Concessioned Lease

SW	13	26	N	7	E	157.62	Concessioned Lease
SW	14	26	N	7	E	161.82	Concessioned Lease
SW	16	26	N	7	E	159.44	Concessioned Lease
SW	17	26	N	7	E	160.28	Concessioned Lease
SW	18	26	N	7	E	156.41	Concessioned Lease
SW	19	26	N	7	E	156.55	Concessioned Lease
SW	23	26	N	7	E	162.95	Concessioned Lease
SW	24	26	N	7	E	156.67	Concessioned Lease
SW	25	26	N	7	E	158.85	Concessioned Lease
SW	26	26	N	7	E	160.75	Concessioned Lease
SW	30	26	N	7	E	155.82	Concessioned Lease
SW	31	26	N	7	E	156.35	Concessioned Lease
SW	32	26	N	7	E	161.21	Concessioned Lease
SW	33	26	N	7	E	161.69	Concessioned Lease
SW	34	26	N	7	E	160.71	Concessioned Lease
SW	35	26	N	7	E	161.41	Concessioned Lease
SW	36	26	N	7	E	159.46	Concessioned Lease
SW	3	26	N	8	E	149.93	Concessioned Lease
SW	4	26	N	8	E	157.49	Concessioned Lease
SW	5	26	N	8	E	162.71	Concessioned Lease
SW	6	26	N	8	E	154.50	Concessioned Lease
SW	7	26	N	8	E	154.88	Concessioned Lease
SW	8	26	N	8	E	162.16	Concessioned Lease
SW	9	26	N	8	E	160.06	Concessioned Lease
SW	16	26	N	8	E	161.83	Concessioned Lease
SW	17	26	N	8	E	160.79	Concessioned Lease
SW	19	26	N	8	E	153.09	Concessioned Lease
SW	20	26	N	8	E	155.27	Concessioned Lease
SW	21	26	N	8	E	161.38	Concessioned Lease
SW	29	26	N	8	E	156.15	Concessioned Lease
SW	30	26	N	8	E	152.85	Concessioned Lease
SW	31	26	N	8	E	155.09	Concessioned Lease
SW	32	26	N	8	E	161.02	Concessioned Lease
SW	33	26	N	8	E	162.33	Concessioned Lease
SW	2	27	N	6	E	161.43	Concessioned Lease
SW	3	27	N	6	E	163.20	Concessioned Lease
SW	4	27	N	6	E	160.19	Concessioned Lease
SW	5	27	N	6	E	160.80	Concessioned Lease
SW	6	27	N	6	E	158.21	Concessioned Lease
SW	9	27	N	6	E	159.41	Concessioned Lease
SW	10	27	N	6	E	160.19	Concessioned Lease
SW	11	27	N	6	E	160.29	Concessioned Lease
SW	14	27	N	6	E	158.73	Concessioned Lease
SW	15	27	N	6	E	162.26	Concessioned Lease
SW	22	27	N	6	E	159.40	Concessioned Lease
SW	23	27	N	6	E	159.36	Concessioned Lease
SW	24	27	N	6	E	159.57	Concessioned Lease

SW	25	27	N	6	E	159.90	Concessioned Lease
SW	26	27	N	6	E	162.18	Concessioned Lease
SW	35	27	N	6	E	161.08	Concessioned Lease
SW	36	27	N	6	E	158.69	Concessioned Lease
SW	2	27	N	7	E	165.27	Concessioned Lease
SW	3	27	N	7	E	164.19	Concessioned Lease
SW	4	27	N	7	E	161.57	Concessioned Lease
SW	5	27	N	7	E	162.55	Concessioned Lease
SW	6	27	N	7	E	147.31	Concessioned Lease
SW	7	27	N	7	E	148.15	Concessioned Lease
SW	11	27	N	7	E	161.21	Concessioned Lease
SW	12	27	N	7	E	157.85	Concessioned Lease
SW	13	27	N	7	E	157.19	Concessioned Lease
SW	14	27	N	7	E	158.04	Concessioned Lease
SW	18	27	N	7	E	149.42	Concessioned Lease
SW	19	27	N	7	E	151.52	Concessioned Lease
SW	20	27	N	7	E	162.70	Concessioned Lease
SW	21	27	N	7	E	160.34	Concessioned Lease
SW	22	27	N	7	E	157.70	Concessioned Lease
SW	23	27	N	7	E	160.78	Concessioned Lease
SW	24	27	N	7	E	156.29	Concessioned Lease
SW	25	27	N	7	E	157.45	Concessioned Lease
SW	26	27	N	7	E	159.92	Concessioned Lease
SW	27	27	N	7	E	157.25	Concessioned Lease
SW	28	27	N	7	E	156.92	Concessioned Lease
SW	29	27	N	7	E	163.16	Concessioned Lease
SW	30	27	N	7	E	152.03	Concessioned Lease
SW	31	27	N	7	E	150.62	Concessioned Lease
SW	32	27	N	7	E	155.99	Concessioned Lease
SW	34	27	N	7	E	158.03	Concessioned Lease
SW	35	27	N	7	E	161.46	Concessioned Lease
SW	36	27	N	7	E	159.32	Concessioned Lease
SW	6	27	N	8	E	155.22	Concessioned Lease
SW	8	27	N	8	E	160.64	Concessioned Lease
SW	19	27	N	8	E	155.07	Concessioned Lease
SW	20	27	N	8	E	158.96	Concessioned Lease
SW	21	27	N	8	E	157.62	Concessioned Lease
SW	27	27	N	8	E	154.74	Concessioned Lease
SW	28	27	N	8	E	159.84	Concessioned Lease
SW	29	27	N	8	E	163.05	Concessioned Lease
SW	30	27	N	8	E	154.33	Concessioned Lease
SW	31	27	N	8	E	152.19	Concessioned Lease
SW	32	27	N	8	E	162.27	Concessioned Lease
SW	33	27	N	8	E	161.23	Concessioned Lease
SW	34	27	N	8	E	155.09	Concessioned Lease
SW	25	28	N	6	E	160.72	Concessioned Lease
SW	26	28	N	6	E	159.58	Concessioned Lease

SW	27	28	N	6	E	160.25	Concessioned Lease
SW	28	28	N	6	E	159.42	Concessioned Lease
SW	29	28	N	6	E	160.76	Concessioned Lease
SW	30	28	N	6	E	157.68	Concessioned Lease
SW	31	28	N	6	E	157.61	Concessioned Lease
SW	32	28	N	6	E	160.16	Concessioned Lease
SW	33	28	N	6	E	158.92	Concessioned Lease
SW	34	28	N	6	E	160.41	Concessioned Lease
SW	35	28	N	6	E	159.88	Concessioned Lease
SW	36	28	N	6	E	160.14	Concessioned Lease
SW	26	28	N	7	E	157.99	Concessioned Lease
SW	29	28	N	7	E	157.42	Concessioned Lease
SW	30	28	N	7	E	145.67	Concessioned Lease
SW	31	28	N	7	E	146.48	Concessioned Lease
SW	32	28	N	7	E	158.61	Concessioned Lease
SW	33	28	N	7	E	157.21	Concessioned Lease
SW	34	28	N	7	E	157.34	Concessioned Lease
SW	35	28	N	7	E	157.93	Concessioned Lease
SW	36	28	N	7	E	158.50	Concessioned Lease
SW	30	28	N	8	E	152.89	Concessioned Lease
SW	31	28	N	8	E	155.19	Concessioned Lease

Total Leases 57

Total Acres 90,620.53

Schedule B

Osage County, OK

28N5E
28N6E
28N7E
28N8E
28N9E
27N5E
27N6E
27N7E
27N8E
27N9E
26N5E
26N6E
26N7E
26N8E
26N9E
25N7E
25N8E
25N9E
24N7E
24N8E
Legend
2000-4-Deviated well - Bottom hole location
2000-3-Deviated well - Surface location
2000-5-Deviated well - Wellbore path
Pearsonia_Concession
Descriptio
Prospect Interest Area
Pearsonia West Concesion
Schedule_B2_Active_Leases
Schedule_B2_HBP
Schedule_B2_Concessioned_Leases

1 inch equals 14,583.333333 feet

PSA Schedule B SEM051414.mxd

Well Name	Wekk Type	Active	Inactive	
Arsaga 2A-25 WSW	Water Supply Well	X		c
Arsaga 1-25 SWD:	Salt Water Disposal	X		
Arsaga 3-25H:	Producer	X		
Bird Creek 3A-15 WSW	Water Supply Well	X		
Bird Creek 4A-15 WSW	Water Supply Well	X		
Bird Creek 1A-15H:	Producer	X		
Bird Creek 2A-15 SWD:	Salt Water Disposal	X		
Bird Creek 5A-15H:	Producer		X	
Bird Creek 6A-15H:	Producer	X		
Hickory Creek Dome 3A-22WSW	Water Supply Well		X	
Hickory Creek Dome 5A-22WSW	Water Supply Well		X	
Hickory Creek Dome 1A-22H:	Producer		X	
Hickory Creek Dome 2A SWD:	Salt Water Disposal		X	
Hickory Creek Dome 4A-22H:	Producer		X	
Hunka none	Water Supply Well			
Hunka 1A-16H:	Producer	X		
Hunka 2A-16 SWD:	Salt Water Disposal	X		
Hunka 3A-16H:	Producer	X		
NW Strohm 3A-29WSW	Water Supply Well	X		
NW Strohm 5A-29WSW	Water Supply Well	X		
NW Strohm 1A-29H:	Producer	X		
NW Strohm 2A SWD:	Salt Water Disposal	X		
NW Strohm 4A29H:	Producer		X	
Shaw 3A-8 WSW	Water Supply Well	X		
Shaw 1A-8H:	Producer	X		
Shaw 2A-8 SWD:	Salt Water Disposal	X		
Shaw 4 A-8H:	Producer	X		
Shaw 5A-8 SWD:	Salt Water Disposal	X		
TO-OP-PE 1A-4H:	Producer	X		
TO-OP-PE 2A SWD:	Salt Water Disposal	X		
TO-OP-PO 3A-4 WSW	Water Supply Well	X		
Wah Zha Zhi # 1 Deep:	Future SWD		X	
Wah Zha Zhi 3A-12WSW	Water Supply Well		X	
Wah Zha Zhi 5A-12WSW	Water Supply Well		X	
		23	9

Exhibit D

Map of Prospect Interests Area

SEE ATTACHED

Exhibit D

Osage County, OK

29N5E
29N6E
29N7E
29N8E
29N9E
28N5E
28N6E
28N7E
28N8E
28N9E
27N5E
27N6E
27N7E
27N8E
27N9E
26N5E
26N6E
26N7E
26N8E
26N9E
25N7E
25N8E
25N9E
24N5E
24N6E
24N7E
24N8E
24N9E
Legend
2000-4-Deviated well - Bottom hole location
2000-3-Deviated well - Surface location
2000-5-Deviated well - Wellbore path
Pearsonia_Concession
Descriptio
Prospect Interest Area
Pearsonia West Concession
Active and HBP Leases
Pearsonia Concessioned Leases
Miles
1 inch equals 14,583.333333 feet
1:175,000

PSA Exhibit D SEM050814.mxd

Exhibit G

Form of Disclaimers and Stipulations of Interest

CROSS-CONVEYANCE AND
STIPULATION OF INTEREST

This Cross-Conveyance and Stipulation of Interest ("Assignment") is entered into effective as of January 1, 2014 (the "Effective Date"), among SPYGLASS ENERGY GROUP, LLC, an Oklahoma limited liability company, 15 E. 5th St., Suite 3200, Tulsa, OK 74103 ("Spyglass"); HB&R OIL COMPANY, LLC, an Oklahoma limited liability company, 4880 S. Lewis Ave, Suite 200, Tulsa, OK 74105 ("HBR"), STAGHORN ENERGY, LLC, a Delaware limited liability company, 1 W. 3rd St., Suite 1000, Tulsa, OK 74103 ("Staghorn"), MURFIN DRILLING COMPANY, INC., a Kansas corporation, 250 N. Water, Suite 300, Wichita, KS 67202 ("Murfin"), DENNIS WEBB, an individual, 15657 N 55th Ave., Skiatook, OK 74070-3349 ("Webb"), WAYNE PORTER, an individual, 16860 Ranchland Road, Skiatook, Oklahoma 74070 ("Porter"), JUSTIN ALLISON, individually and f/b/o ILS INVESTMENTS, LLC, an Oklahoma limited liability company, 1603 S. Gary Ave., Tulsa, OK 74104 ("ILS"), and SHANE E. MATSON, an individual, 1016 E. 19th St., Tulsa, OK 74120 ("Matson") (HBR, Staghorn, Murfin, Webb, Porter, ILS and Matson are collectively referred to as the "Assignors"); and NADEL AND GUSSMAN, LLC, an Oklahoma limited liability company, 15 E. 5th St., Suite 3200, Tulsa, OK 74103 ("NG"), CHARLES W. WICKSTROM, individually and f/b/o IRON HAWK ENERGY, LLC, an Oklahoma limited liability company, 1805 W. Easton St., Tulsa, OK 74127 ("Iron Hawk"), and THE SHANE EDWARDS MATSON AND WENDELINE DAWN MATSON REVOCABLE LIVING TRUST, dated April 6, 2014, 1016 E. 19th St., Tulsa, OK 74120 ("Matson Trust") (NG, Iron Hawk and Matson Trust are collectively referred to as the "Assignees"). Spyglass, Assignors and Assignees are collectively referred to as the "Parties."

RECITALS

A. Immediately prior to the Effective Date, Spyglass and the Assignors each owned undivided working interests in certain oil and gas leases and lands located in Osage County, Oklahoma, which leases and lands are described more particularly on Exhibit A attached hereto (the "Leases").

B. Immediately prior to the Effective Date, Webb, Porter, ILS, Matson Trust and Iron Hawk each owned overriding royalty interests (the "Overrides") in the Leases as well as in the oil and gas leases to be issued to Spyglass under the Lease Acquisition and Exploration Agreement, made and entered into as of September 21, 2005, by and between the Osage Tribe of Indians of Oklahoma and the Company as approved by Tribal Resolution No. 31-1240, as amended from time to time (the "Lease Acquisition and Exploration Agreement").

C. Upon the Effective Date, Spyglass and Assignors closed the transactions contemplated by the Asset Purchase Agreement of even date herewith (the "Asset Purchase

Agreement"), whereby Assignors assigned to Spyglass all of Assignors' right, title and interest in and to the Leases.

D. Upon the Effective Date and after the closing of the transactions contemplated by the Asset Purchase Agreement, Spyglass owned the entire working interest in the Leases, and Webb, Porter, ILS, Matson Trust and Iron Hawk each retained their respective interest in the Overrides.

E. Upon the Effective Date and after the closing of the transactions contemplated by the Asset Purchase Agreement, Assignees were the sole members of Spyglass.

F. Upon the Effective Date and immediately after the closing of the transactions contemplated by the Asset Purchase Agreement, Assignees and Bandolier Energy, LLC, a Delaware limited liability company ("Bandolier") closed the transactions contemplated by the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), whereby Assignees assigned to Bandolier all of Assignees' right, title and interest in and to the membership interests of Spyglass such that Bandolier is now the sole member of Spyglass.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, it is hereby covenanted, granted, concluded and agreed by and between the Parties, and each of them covenants, grants, concludes and agrees, for itself and its successors and assigns, that a Stipulation of Interest and Cross-Conveyance of the Leases and other interests of the Parties be made as follows:

1. Upon the closing of the transactions contemplated by the Asset Purchase Agreement, Spyglass has, holds, possesses and enjoys by itself and to itself and its successors and assigns, free from any and all claims of the other Parties (except for the Overrides), 100% of the working interest in and to the Leases.

2. Upon the closing of the transactions contemplated by the Securities Purchase Agreement, Bandolier is the sole owner of 100% of the membership interests of Spyglass.

3. Upon the closing of the transactions contemplated by the Asset Purchase Agreement and the Securities Purchase Agreement, Webb, Palmer, ILS, Matson Trust and Iron Hawk own the Overrides in and to the Leases and in and to future Leases issued to Spyglass under the Lease Acquisition and Exploration Agreement as follows:

Webb	0.25% of 8/8ths
Palmer	0.25% of 8/8ths
ILS	0.10% of 8/8ths
Matson Trust	0.90% of 8/8ths
Iron Hawk	0.50% of 8/8ths

IN WITNESS WHEREOF, the Parties have executed this Assignment on the date of the acknowledgment annexed hereto, but this Assignment shall be effective as of the Effective Date hereinabove recited.

SPYGLASS ENERGY GROUP, LLC

By: Nadel and Gussman Management, LLC, its Manager

By: James F. Adelson
James F. Adelson, Manager

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on May 23, 2014, by James F. Adelson as Manager of Nadel and Gussman Management, LLC, as Manager of Spyglass Energy Group, LLC.

Paula L. Skidmore
Notary Public

PAULA L. SKIDMORE
Notary Public in and for
STATE OF OKLAHOMA
Commission #00012158
Expires: July 21, 2016

Commission No.: 00012158
My Commission Expires:
07-21-2016
(SEAL)

HB&R OIL COMPANY, LLC

By: ______________________
Michael L. Graves, Manager

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on ______________, 2014, by Michael L. Graves, as Manager of HB&R Oil Company, LLC.

____
Notary Public

Commission No.:__________
My Commission Expires:

____
(SEAL)

3

4824-9598-3131.1

IN WITNESS WHEREOF, the Parties have executed this Assignment on the date of the acknowledgment annexed hereto, but this Assignment shall be effective as of the Effective Date hereinabove recited.

SPYGLASS ENERGY GROUP, LLC

By: Nadel and Gussman Management, LLC, its Manager

By: ____________________________
James F. Adelson, Manager

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on _____________, 2014, by James F. Adelson as Manager of Nadel and Gussman Management, LLC, as Manager of Spyglass Energy Group, LLC.

____
Notary Public

Commission No.:__________
My Commission Expires:
____
(SEAL)

HB&R OIL COMPANY, LLC

By: Michael L. Graves
Michael L. Graves, Manager

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on May 30, 2014, by Michael L. Graves, as Manager of HB&R Oil Company, LLC.

Donna Goudelock
Notary Public

Commission No.: 01011279
My Commission Expires: 7-9-17
(SEAL)

Notary Public Oklahoma
OFFICIAL SEAL
DONNA GOUDELOCK
Commission #: 01011279
My Commission Expires 07/09/2017

3

4824-9598-3131.1

STAGHORN ENERGY, LLC

By: [signature]
Name: Frank G Eby
Title: manager

STATE OF OKLAHOMA)
COUNTY OF Rogers)

Subscribed and sworn to before me on May 28, 2014, by Frank G. Eby as Manager of Staghorn Energy, LLC.

[signature: Phyllis Spurlock]
Notary Public

Phyllis Spurlock
Notary Public in and for
STATE OF OKLAHOMA
Commission #01016861
Expires: October 25, 2017

Commission No.:_________
My Commission Expires:
10-25-17
(SEAL)

MURFIN DRILLING COMPANY, INC.

By: ______________________
Name: ______________________
Title: ______________________

STATE OF KANSAS)
COUNTY OF _________)

Subscribed and sworn to before me on _____________, 2014, by __________________ as _____________ of Murfin Drilling Company, Inc.

____
Notary Public

Commission No.:_________
My Commission Expires:
____
(SEAL)

4

4824-9598-3131.1

STAGHORN ENERGY, LLC

By: ______________________
Name: ______________________
Title: ______________________

STATE OF OKLAHOMA)
COUNTY OF __________)

Subscribed and sworn to before me on ______________, 2014, by __________________ as Manager of Staghorn Energy, LLC.

____
Notary Public

Commission No.:__________
My Commission Expires:

____
(SEAL)

MURFIN DRILLING COMPANY, INC.

By: [signature]
Name: Robert D. Young
Title: Treasurer/CFO

STATE OF KANSAS)
COUNTY OF SEDGWICK)

Subscribed and sworn to before me on May 30, 2014, by Robert D. Young as Treasurer/CFO of Murfin Drilling Company, Inc.

[signature]
Notary Public

Commission No.:__________
My Commission Expires: January 7, 2018

____
(SEAL)

DEBRA A. SHAHAN
NOTARY PUBLIC
STATE OF KANSAS
My Appt. Exp. 01-07-18

4

4824-9598-3131.1

DENNIS WEBB, an individual

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on May 27th, 2014, by Dennis Webb.

Notary Public

Commission No.
My Commission Expires:
(SEAL)

KATHY GARROW
Notary Public in and for
STATE OF OKLAHOMA
Commission # 99012345
Expires: August 1, 2015

WAYNE PORTER, an individual

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on May 27th, 2014, by Wayne Porter.

Notary Public

Commission No.
My Commission Expires:
(SEAL)

KATHY GARROW
Notary Public in and for
STATE OF OKLAHOMA
Commission # 99012345
Expires: August 1, 2015

5

4824-9598-3131.1

JUSTIN ALLISON, an individual

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on May 27, 2014, by Justin Allison.

Charlene Pardue
Notary Public

Commission No.:_________
My Commission Expires:

Charlene Pardue
Notary Public in and for
STATE OF OKLAHOMA
Commission #04004700
Expires: May 24, 2016

(SEAL)

ILS INVESTMENTS, LLC

By: ____________________
Justin Allison, Manager

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on May 27, 2014, by Justin Allison, as Manager of ILS Investments, LLC.

Charlene Pardue
Notary Public

Commission No.:_________
My Commission Expires:

(SEAL)

Charlene Pardue
Notary Public in and for
STATE OF OKLAHOMA
Commission #04004700
Expires: May 24, 2016

6

4824-9598-3131.1

CHARLES W. WICKSTROM, an individual

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on May 27, 2014, by Charles W. Wickstrom.

Charlene Pardue
Notary Public

Commission No.:_________
My Commission Expires:
____
(SEAL)

Charlene Pardue
Notary Public in and for
STATE OF OKLAHOMA
Commission #04004700
Expires: May 24, 2016

IRON HAWK ENERGY, LLC

By: ____________________
Charles W. Wickstrom, Manager

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on May 27, 2014, by Charles W. Wickstrom, as Manager of Iron Hawk Energy, LLC.

Charlene Pardue
Notary Public

Commission No.:_________
My Commission Expires:
____
(SEAL)

Charlene Pardue
Notary Public in and for
STATE OF OKLAHOMA
Commission #04004700
Expires: May 24, 2016

7

4824-9598-3131.1

SHANE E. MATSON, an individual

STATE OF OKLAHOMA )
COUNTY OF TULSA )

Subscribed and sworn to before me on May 27, 2014, by Shane E. Matson.

Charlene Pardue
Notary Public

Commission No.:_________
My Commission Expires:
(SEAL)

Charlene Pardue
Notary Public In and for
STATE OF OKLAHOMA
Commission #04004700
Expires: May 24, 2016

THE SHANE EDWARDS MATSON AND WENDELINE DAWN MATSON REVOCABLE LIVING TRUST, dated April 6, 2014

By: ____________________
Shane E. Matson, Trustee

STATE OF OKLAHOMA )
COUNTY OF TULSA )

Subscribed and sworn to before me on May 27, 2014, by Shane E. Matson, Trustee of The Shane Edwards Matson and Wendeline Dawn Matson Revocable Living Trust, dated April 6, 2014.

Charlene Pardue
Notary Public

Commission No.:_________
My Commission Expires:
(SEAL)

Charlene Pardue
Notary Public In and for
STATE OF OKLAHOMA
Commission #04004700
Expires: May 24, 2016

8

4824-9598-3131.1

NADEL AND GUSSMAN, LLC

By: Nadel and Gussman Management, LLC, its Manager

By: ______________________
James F. Adelson, Manager

STATE OF OKLAHOMA)
COUNTY OF TULSA)

Subscribed and sworn to before me on May 23, 2014, by James F. Adelson as Manager of Nadel and Gussman Management, LLC, as Manager of Nadel and Gussman, LLC.

____
Notary Public

Commission No.: 00012158
My Commission Expires:
07-21-2016
(SEAL)

PAULA L. SKIDMORE
Notary Public in and for
STATE OF OKLAHOMA
Commission #00012158
Expires: July 21, 2016

9

4824-9598-3131.1

Schedule 2(c)(iii)(C)

Oil in the Tanks

Calculation of Sellable Oil in Stock Tanks as of 1/1/2014 at 7:00 CST

	Tank # 1, 1/1/2014		Tank # 2, 1/1/2014		Tank # 3, 1/1/2014		Load Line	Tank # 1	Tank # 2	Tank # 3	Total	**Total**
	ft	in	ft	in	Ft	in	In.	in. above load line	in. above load line	in. above load line	in. above load line	**bbls of oil above load line**
Arsaga Battery	1	4.5	9	9	2	7	12	4.5	105	19	128.5	**214.6**
Bird Creek Battery	1	2.5	1	4	6	11	12	2.5	4	71	77.5	**129.4**
Hickory Creek Dome Battery	1	3.5	1	3.5	1	3.5	12	3.5	3,5	3.5	10.5	**17.5**
Hunka Battery	10	2.25	1	3.5	10	1.5	12	110.25	3.5	109.5	223.25	**372.8**
NW Strohm Battery	1	3.75	1	3.5	7	0	12	3.75	3.5	72	79.25	**132.3**
Shaw Battery	1	5	8	0.5	9	3	12	5	84.5	99	188.5	**314.8**
To-Op-Pe Battery	2	11	0	.5	6	9.75	12	23	0	69.75	92.75	**154.9**
Totals											**800.25**	**1,336.4**

Value of Sellable Oil = **$96,645.72**

1,336.4 BO * 0.78 (NetRev Int) * 0.988015 (net of SevTax & OERB) * $93.84/BO (Avg Wellhead Oil Price for Jan. 2014)

4814-7896-0153.15

Schedule 5(e)

Events Subsequent to Effective Date

Well	Date	Description	Cost (Estimated from daily reports)
Bird Creek 6A-15H	1-1-14 thru 1-8-14	Frac last 4 stages of well, drill out CBPs & POP	$246,788
Bird Creek 6A-15H	3-14-14	Sub pump cable shorted in wellhead slip area	$3,350
Hunka #3A-16H	4-24-14	Pull sub pump low production	$10,712+VSD repair
Arsaga #1-25	3-14-14	Csg leak & replaced bad SWD tbg string	$60,917
Shaw tank battery	2-27-14	Replaced bad oil stock tank ($4750 50% new tank cost)	$7,750
NW Strohm # 2A-29 SWD	3-6-14	Tbg Leak Replaced bad jts with tbg from stock	$19,948
Wha-Zha-Zhi #1A-12H		Lease terminated for non production	
		Total	341,715+VSD repair

Hunka #3 VSD Repair: Repairs are not complete but Summit ESP gave an estimated cost not to exceed $10,000.00.

Proposed Electric Substation: Kay electric and Western Farmers

4814-7896-0153.15

Schedule 8(g)

Excluded Assets

(1) Tubings and Casings

Size (in)	Grade	Weight (ppf)	Thread	Type	Condition	Joints	Length
4-1/2"	L80	11.6#	DT-4S	Casing	New	110	4,948'
4-1/2"	L80	11.6#	LT&C	Casing	Used	522	23,393'
4-1/2"	L80	11.6#	LT&C	Casing	Junk	16	245'
4-1/2"	J55	10.5#	ST&C	Casing	Junk	148	6,190'
3-1/2"	J55	9.3#	EUE	Tubing	New	16	512'
3-1/2"	L80	9.2#	SLF FJ	Tubing	Used	63	2,013'
7"	J55	23#	LT&C	Casing	New	44	2,000'
7"	N80	26#	Buttress	Casing	New	7	263'
7"	L80	26#	LT&C	Casing	New	5	225'
9-5/8"	J55	36#	ST&C	Casing	New	1	43'

(2) See attached for description of Oil and Gas Leases covering lands within Osage County, Oklahoma, and not granted under the Concession Agreement. Assignment to the beneficial owners of these Leases is pending approval of assignments by BIA/Osage Agency. Also included are all oil and gas wells, disposal wells and associated equipment and other property located on these Leases and used or useful in connection with such wells located off these Leases.

(3) All bank accounts, cash and funds held by or for the benefit of Spyglass Energy Group, LLC, as of the Effective Date.

4814-7896-0153.15

O&G leases - Osage Co. OK.

SE	Sec 1-25-05	1069
NE	Sec 12-25-5	1069
NE	Sec 13-25-5	1069
NW	Sec 7-25-06	1069
NE	Sec 7-25-06	1069
SW	Sec 7-25-06	1069
SE	Sec 7-25-06	1069
NW	Sec 16-25-06	20228
SW	Sec 16-25-06	20236
NW	Sec 17-25-06	20867
NE	Sec 17-25-06	20868
SW	Sec 17-25-06	20866
SE	Sec 17-25-06	20115
NW	Sec 18-25-06	20113
NE	Sec 18-25-06	1069
SW	Sec 18-25-06	20864
SE	Sec 18-25-06	20865
NE	Sec 20-25-06	20110
NW	Sec 21-25-6	20237